                                                                      EXHIBIT 2




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                          AGREEMENT AND PLAN OF MERGER



                               BETWEEN AND AMONG



                             WORLD ACCESS, INC. AND
                             CIS ACQUISITION CORP.



                                      AND




                               THOMAS R. CANHAM;
                            BRIAN A. SCHUCHMAN; AND
                                 JOHN T. SIMON




                                      AND





                      CELLULAR INFRASTRUCTURE SUPPLY, INC.



                              AS OF MARCH 27, 1997

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

                               TABLE OF CONTENTS


                                                                                                                     Page
                                                                                                                     ----
ARTICLE 1.   THE MERGER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

    SECTION 1.1.      Surviving Corporation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
    SECTION 1.2.      Certificate of Incorporation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
    SECTION 1.3.      Bylaws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
    SECTION 1.4.      Directors   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
    SECTION 1.5.      Officers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
    SECTION 1.6.      Effective Time  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

ARTICLE 2.   CONVERSION OF SHARES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

    SECTION 2.1.      CIS Stock   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
    SECTION 2.2.      Fractional Shares   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
    SECTION 2.3.      Exchange of CIS Stock   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
    SECTION 2.4.      Adjustments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

ARTICLE 3.   REPRESENTATIONS AND WARRANTIES OF CIS AND THE
             STOCKHOLDERS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

    SECTION 3.1.      Organization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
    SECTION 3.2.      Authorization   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
    SECTION 3.3.      Absence of Restrictions and Conflicts   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
    SECTION 3.4.      Capitalization; Ownership of CIS Stock; Capital Stock of CIS
                      Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
    SECTION 3.5.      Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
    SECTION 3.6.      Absence of Certain Changes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
    SECTION 3.7.      Legal Proceedings   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
    SECTION 3.8.      Compliance with Law   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
    SECTION 3.9.      CIS Material Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
    SECTION 3.10.     CIS Customer Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
    SECTION 3.11.     Tax Returns; Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
    SECTION 3.12.     Officers, Directors and Employees   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
    SECTION 3.13.     CIS Employee Benefit Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
    SECTION 3.14.     Labor Relations   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
    SECTION 3.15.     Insurance   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
    SECTION 3.16.     Title to Properties and Related Matters   . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
    SECTION 3.17.     Environmental Matters   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
    SECTION 3.18.     Patents, Trademarks, Trade Names  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
    SECTION 3.19.     Transactions with Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
    SECTION 3.20.     Qualification of Stockholders   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
    SECTION 3.21.     Brokers, Finders and Investment Bankers   . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
    SECTION 3.22.     Inventory   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
    SECTION 3.23.     Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

ARTICLE 4.   REPRESENTATIONS AND WARRANTIES OF WORLD
             ACCESS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

    SECTION 4.1.      Organization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
    SECTION 4.2.      Authorization   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
    SECTION 4.3.      Absence of Restrictions and Conflicts   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
    SECTION 4.4.      Capitalization of World Access  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
    SECTION 4.5.      World Access SEC Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
    SECTION 4.6.      Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

ARTICLE 5.   CERTAIN COVENANTS AND AGREEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

    SECTION 5.1.      Noncompetition  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
    SECTION 5.2.      No Interference   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
    SECTION 5.3.      Listing Application   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
    SECTION 5.4.      Other Covenants of the Stockholders   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
    SECTION 5.5.      Guarantee of Collectibility of Receivables  . . . . . . . . . . . . . . . . . . . . . . . . . .  29

ARTICLE 6.   OTHER AGREEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

    SECTION 6.1.      Employment Agreements   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
    SECTION 6.2.      Repayment of Stockholders' Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
    SECTION 6.3.      Registration Rights Agreement   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
    SECTION 6.4.      Opinion of Counsel  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
    SECTION 6.5.      Tax Reporting Agreement   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
    SECTION 6.6.      Assignment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

ARTICLE 7.   CLOSING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

    SECTION 7.1.      Closing Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
    SECTION 7.2.      Deliveries by Stockholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
    SECTION 7.3.      Deliveries by World Access and Merger Sub   . . . . . . . . . . . . . . . . . . . . . . . . . .  32
    SECTION 7.4.      Deliveries by Others.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

ARTICLE 8.   INDEMNIFICATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

    SECTION 8.1.      Definitions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
    SECTION 8.2.      Agreement of CIS Indemnitors to Indemnify   . . . . . . . . . . . . . . . . . . . . . . . . . .  34
    SECTION 8.3.      Agreement of World Access Indemnitors to Indemnify  . . . . . . . . . . . . . . . . . . . . . .  34
    SECTION 8.4.      Procedures for Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
    SECTION 8.5.      Third Party Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
    SECTION 8.6.      Other Rights and Remedies Not Affected  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
    SECTION 8.7.      Survival  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
    SECTION 8.8.      Time Limitations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
    SECTION 8.9.      Limitations as to Amount Payable by CIS Indemnitors   . . . . . . . . . . . . . . . . . . . . .  37
    SECTION 8.10.     Limitations as to Amount Payable by World Access and Surviving
                      Corporation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
    SECTION 8.11.     Subrogation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38

    SECTION 8.12.     Appointment of CIS Indemnitors Representative   . . . . . . . . . . . . . . . . . . . . . . . .  38
    SECTION 8.13.     Payment   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39

ARTICLE 9.   MISCELLANEOUS PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39

    SECTION 9.1.      Notices   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
    SECTION 9.2.      Disclosure Letters and Exhibits   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
    SECTION 9.3.      Assignment; Successors in Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
    SECTION 9.4.      Number; Gender  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
    SECTION 9.5.      Captions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
    SECTION 9.6.      Controlling Law; Jurisdiction; Integration; Amendment   . . . . . . . . . . . . . . . . . . . .  41
    SECTION 9.7.      Knowledge   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
    SECTION 9.8.      Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
    SECTION 9.9.      Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
    SECTION 9.10.     Enforcement of Certain Rights   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
    SECTION 9.11.     Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
    SECTION 9.12.     Fees and Expenses   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42


EXHIBITS:
Exhibit 2.1(a)      CIS Shareholders
Exhibit 2.1(b)      Escrow Agreement
Exhibit 6.1(a)      Employment Agreement with Thomas R. Canham
Exhibit 6.1(b)      Employment Agreement with Brian A. Schuchman
Exhibit 6.1(c)      Employment Agreement with John T. Simon
Exhibit 6.3         Registration Rights Agreement
Exhibit 6.5         Tax Reporting Agreement

                             INDEX OF DEFINED TERMS

                                                                                                                 PAGE NO.
                                                                                                                 --------
1996 Balance Sheet  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
1996 Subsidiary Balance Sheet . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
401 Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
Acquiror  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
Adjustment Event  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
Ancillary Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
Articles of Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
Average Closing Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
Board . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
Certificate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
Certificate of Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
Change in Control . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
CIS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
CIS Benefit Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
CIS Customer Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
CIS Disclosure Letter . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
CIS ERISA Affiliate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
CIS Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
CIS Indemnitees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
CIS Indemnitors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
CIS Indemnitors Representative  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
CIS Material Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
CIS Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
Closing Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
Code  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
Contingent Consideration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
DGCL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
EEOC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
Effective Time  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
Employee benefit plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
Employment Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
Environmental Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
Environmental Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
Escrow Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
Escrow Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
Escrow Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
Exchange Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
First Performance Period  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

First Performance Period Adjusted Average Closing Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
Geneva Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
Hazardous Substances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
Indemnification Claim . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
Indemnitee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
Indemnitor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
Indemnitors Representative  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
Intellectual Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
IRS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
JTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
Letter of Intent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
Licensed Intellectual Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
Losses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
Merger Consideration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
Merger Sub  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
NGCL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
NLRB  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
Noncompete Period . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
Participant . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
Payment Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
PBGC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
Performance Period  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
Person  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
Pre-Tax Net Income  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
Premises  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
Proportionate Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
Proprietary Intellectual Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
Receivables . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
Registration Rights Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
Reportable Event  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
Second Performance Period . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
Securities Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
Solicitation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
Stockholder . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
Stockholder Group . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
Subsidiary Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
Surviving Corporation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
Tax Reporting Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
Third Party Claim . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
Third Performance Period  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
Voting Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
WIS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
World Access  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

World Access Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
World Access Disclosure Letter  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
World Access Indemnitees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
World Access Indemnitors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
World Access Indemnitors Representative . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
World Access SEC Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
World Access Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

                          AGREEMENT AND PLAN OF MERGER


    THIS AGREEMENT AND PLAN OF MERGER, dated as of March 27, 1997 (the "Agreement"), by and among WORLD ACCESS, INC., a Delaware corporation ("World Access"), CIS ACQUISITION CORP., a Delaware corporation and a wholly owned subsidiary of World Access ("Merger Sub"), CELLULAR INFRASTRUCTURE SUPPLY, INC., a Nevada corporation ("CIS"), and THOMAS R. CANHAM, an individual resident of the State of Illinois, BRIAN A. SCHUCHMAN, an individual resident of the State of Illinois and JOHN T. SIMON, an individual resident of the State of New Jersey (each a "Stockholder" and collectively the "Stockholders").

                                 WITNESSETH:

    WHEREAS, certain of the parties hereto have entered into a letter of intent dated as of March 11, 1997 (the "Letter of Intent") confirming their tentative agreement to combine the businesses of World Access and CIS;

    WHEREAS, the parties to the Letter of Intent wish to more fully set forth their agreement with respect to the combination of World Access and CIS and to consummate such transaction on the terms hereof;

    WHEREAS, the respective Boards of Directors of World Access, Merger Sub and CIS each have approved this Agreement and the merger (the "Merger") of CIS with and into Merger Sub upon the terms and conditions contained herein and in accordance with the General Corporation Law of the State of Nevada (the "NGCL") and the General Corporation Law of the State of Delaware ("DGCL");

    WHEREAS, World Access, as the sole stockholder of Merger Sub, has approved this Agreement, the Merger and the transactions contemplated hereby pursuant to action taken by unanimous written consent in accordance with the requirements of the DGCL and the Certificate of Incorporation and the Bylaws of Merger Sub; and

    WHEREAS, the Stockholders, comprising all of the stockholders of CIS, have approved this Agreement, the Merger and the transactions contemplated hereby pursuant to action taken by unanimous written consent in accordance with the requirements of the NGCL and the Articles of Incorporation and the Bylaws of CIS;

    NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements set forth herein, the parties hereto hereby agree as follows:

                                  ARTICLE 1.
                                  THE MERGER

    SECTION 1.1. SURVIVING CORPORATION. Subject to the provisions of this Agreement, the DGCL and the NGCL, at the Effective Time (as hereinafter defined), CIS shall be merged with and into Merger Sub and the separate corporate existence of CIS shall cease. Merger Sub shall be the surviving corporation in the Merger (hereinafter sometimes called the "Surviving Corporation") and shall continue its corporate existence under the laws of the State of Delaware. The Merger shall have the effects set forth in Section 259 of the DGCL and Section 92A.250 of the NGCL.

    SECTION 1.2. CERTIFICATE OF INCORPORATION. The Certificate of Incorporation of Merger Sub shall be the Certificate of Incorporation of the Surviving Corporation until thereafter duly amended in accordance with its terms and the DGCL.

    SECTION 1.3. BYLAWS. The Bylaws of Merger Sub shall be the Bylaws of the Surviving Corporation until thereafter duly amended in accordance with their terms and the DGCL.

    SECTION 1.4. DIRECTORS. The directors of the Surviving Corporation shall consist of the directors of Merger Sub immediately prior to the Effective Time, such directors to hold office from the Effective Time until their respective successors are duly elected and qualified.

    SECTION 1.5. OFFICERS. The officers of the Surviving Corporation shall consist of the officers of Merger Sub immediately prior to the Effective Time, such officers to hold office from the Effective Time until their respective successors are duly elected and qualified.

    SECTION 1.6. EFFECTIVE TIME. The parties hereto shall cause a Certificate of Merger meeting the requirements of the DGCL (the "Certificate of Merger") and Articles of Merger meeting the requirements of the NGCL (the "Articles of Merger") to be properly executed and filed on the Closing Date (as hereinafter defined) with the Secretaries of State of the States of Delaware and Nevada, respectively. The Merger shall become effective as of the later of the filing of a properly executed Certificate of Merger or properly executed Articles of Merger. The date and time when the Merger becomes effective is herein referred to as the effective time (the "Effective Time").


                                   ARTICLE 2.
                              CONVERSION OF SHARES

    SECTION 2.1.          CIS STOCK.   As of the Effective Time, by virtue of
the Merger and without any action on the part of any holder thereof:

         (a) Subject to Section 2.2, all of the shares of the common stock of CIS ("CIS Stock") issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive the following (the "Merger Consideration"): (i) an aggregate of 1,285,884 shares (the "World Access Shares") of World Access common stock, $.01 par value per share (the "World Access Common Stock"), of which 440,874 World Access Shares will be issued as of the Effective Time and delivered to the Stockholders within ten (10) business days following the Closing and of which 845,010 World Access Shares will be deposited and held in escrow pursuant to Section 2.1(b) below (the "Escrow Shares"); plus (ii) cash in the aggregate amount of Three Million Five Hundred Thousand Dollars ($3,500,000) (the "Cash Consideration"); plus (iii) cash up to an aggregate amount of Six Million Five Hundred Thousand Dollars ($6,500,000) payable pursuant to Section 2.1(c) below (the "Contingent Consideration"). Each Stockholder shall be entitled to that portion of the aggregate Merger Consideration payable with respect to the CIS Stock provided by this Section 2.1(a) that equals such Stockholder's proportionate interest as set forth after such Stockholder's name in column C (the "Proportionate Interest") of Exhibit 2.1(a) attached hereto.

         (b) The Escrow Shares shall be deposited with the Escrow Agent (as hereinafter defined) within ten (10) business days of the Closing to be held and distributed pursuant to the terms of the Escrow Agreement by and between World Access, Merger Sub, the Stockholders and Cauthen & Feldman, P.A., as the escrow agent (the "Escrow Agent"), substantially in the form attached hereto as Exhibit 2.1(b) (the "Escrow Agreement").

         (c) The Contingent Consideration shall be payable in installments on the payment dates specified below (each a "Payment Date") based upon the "Pre-Tax Net Income" (as defined below) of the Surviving Corporation for the performance period set forth below (each a "Performance Period") which corresponds with such Payment Date, with the aggregate amount of each installment to be determined by reference to the payment tables set forth below:

                     PERFORMANCE PERIOD                                           PAYMENT DATE
    ----------------------------------------------------              -----------------------------------
    January 1, 1997 to and including December 31, 1997                         February 15, 1998
    (the "First Performance Period")

    January 1, 1998 to and including December 31, 1998                         February 15, 1999
    (the "Second Performance Period")

    January 1, 1999 to and including December 31, 1999                         February 15, 2000
    (the "Third Performance Period")

         The aggregate amount of the Contingent Consideration installment payable by World Access to the Stockholders on the Payment Date which corresponds to the First Performance Period will be determined on a pro rata basis based on the Pre-Tax Net Income of the Surviving Corporation as set forth in Payment Table No. 1 below.

                              PAYMENT TABLE NO. 1

                                     Pre-Tax Net Income                    Payment Amount
                         -----------------------------------------  ----------------------------
                                                                       Minimum        Maximum
                                                                    -------------   ------------
                         $4,000,000 to and including $4,999,999       $2,000,000     $2,499,999

                         $5,000,000 to and including $5,999,999       $2,500,000     $2,999,999

                         $6,000,000 to and including $6,999,999       $3,000,000     $3,499,999

                         $7,000,000 and more . . . . . . . . . .         N/A         $3,500,000

         In addition, if the arithmetic average of the daily closing price per share, rounded to four decimal places, of the World Access Shares as reported on the Nasdaq National Market (or other principal exchange on which the World Access Shares are then traded) for each of the twenty (20) consecutive trading days ending (and including) the trading day that occurs two trading days prior to (and not including) the Payment Date which corresponds to the First Performance Period (the "First Performance Period Adjusted Average Closing Price") is less than $8.1656 (the "Average Closing Price"), then World Access shall deliver to the Stockholders, with each Stockholder receiving his Proportionate Interest therein, on the Payment Date that corresponds to the First Performance Period, additional consideration consisting of a combination of cash and additional shares of World Access Common Stock in the relative proportions determined by World Access in its sole discretion, provided that the value of such shares does not constitute less than 50% of the aggregate value of such additional consideration (the "Additional Contingent Consideration"), such that the aggregate value of (i) the Escrow Shares to be released on the Payment Date which corresponds to the First Performance Period pursuant to the Escrow Agreement (valued at the First Performance Period Adjusted Average Closing Price) and (ii) the Additional Contingent Consideration (valued at the First Performance Period Adjusted Average Closing Price to the extent that the Additional Contingent Consideration consists of shares of World Access Common Stock) to be delivered pursuant hereto would equal the product of the number of Escrow Shares to be released to the Stockholders pursuant to the Escrow Agreement multiplied by the Average Closing Price; provided, however, that if the First Performance Period Adjusted Average Closing Price is less than $5.00, then the First Performance Period Adjusted Average Closing Price shall be deemed to equal $5.00 for all purposes hereunder.

         The aggregate amount of the Contingent Consideration installment payable by World Access to the Stockholders on the Payment Date which corresponds to the Second Performance Period will be as set forth in Payment Table No. 2 below.

                              PAYMENT TABLE NO. 2

                     Pre-Tax Net Income                                         Payment Amount
                     ------------------                                         --------------
                     Greater than $4,500,000   . . . . . . . . . . . .            $2,000,000

         If the Pre-Tax Net Income for the First Performance Period exceeds $7,000,000, then such excess may be carried over and added to the Pre-Tax Net Income for the Second Performance Period, provided that the Pre-Tax Net Income for the Second Performance equals at least $3,000,000 without taking into account any amount permitted to be carried over from the First Performance Period.

         In addition, if the arithmetic average of the daily closing price per share, rounded to four decimal places, of the World Access Shares as reported on the Nasdaq National Market (or other principal exchange on which the World Access Shares are then traded) for each of the twenty (20) consecutive trading days ending (and including) the trading day that occurs two trading days prior to (and not including) the Payment Date which corresponds to the Second Performance Period (the "Second Performance Period Adjusted Average Closing Price") is less than the Average Closing Price, then World Access will deliver to the Stockholders, with each Stockholder receiving his Proportionate Interest therein, on the Payment Date that corresponds to the Second Performance Period, Additional Contingent Consideration such that the aggregate value of (i) the Escrow Shares to be released on the Payment Date which corresponds to the Second Performance Period pursuant to the Escrow Agreement (valued at the Second Performance Period Adjusted Average Closing Price) and (ii) the Additional Contingent Consideration (valued at the Second Performance Period Adjusted Average Closing Price to the extent that the Additional Contingent Consideration consists of shares of World Access Common Stock) to be delivered pursuant hereto would equal the product of the number of Escrow Shares to be released valued at the Average Closing Price per share to the Stockholders pursuant to the Escrow Agreement multiplied by the Average Closing Price; provided, however, that if the Second Performance Period Adjusted Average Closing Price is less than $5.00, then the Second Performance Period Adjusted Average Closing Price shall be deemed to equal $5.00 for all purposes hereunder.

         The aggregate amount of the Contingent Consideration installment payable by World Access to the Stockholders on the Payment Date which corresponds to the Third Performance Period will be as set forth in Payment Table No. 3 below.

                              PAYMENT TABLE NO. 3

                      Pre-Tax Net Income                                         Payment Amount
                      ------------------                                         --------------
                      Greater than $5,000,000 . . . . . . . . . . . . . .          $1,000,000

         If the aggregate Pre-Tax Net Income for the First and Second Performance Periods exceeds $11,500,000, then such excess may be carried over and added to the Pre-Tax Net Income for the Third Performance Period, provided that (i) the Pre-Tax Net Income for the

Second Performance Period equals at least $3,000,000 and (ii) the Pre-Tax Net Income for the Third Performance Period equals at least $3,000,000, without in either case taking into account any amount permitted to be carried over from any prior Performance Period.

         In addition, if the arithmetic average of the daily closing price per share, rounded to four decimal places, of the World Access Shares as reported on the Nasdaq National Market (or other principal exchange on which the World Access Shares are then traded) for each of the twenty (20) consecutive trading days ending (and including) the trading day that occurs two trading days prior to (and not including) the Payment Date which corresponds to the Third Performance Period (the "Third Performance Period Adjusted Average Closing Price") is less than the Average Closing Price, then World Access will deliver to the Stockholders, with each Stockholder receiving his Proportionate Interest therein, on the Payment Date that corresponds to the Third Performance Period, Additional Contingent Consideration such that the aggregate value of (i) the Escrow Shares to be released on the Payment Date which corresponds to the Third Performance Period pursuant to the Escrow Agreement (when valued at the Third Performance Period Adjusted Average Closing Price) and (ii) the Additional Contingent Consideration (valued at the Third Performance Period Adjusted Average Closing Price to the extent that the Additional Contingent Consideration consists of shares of World Access Common Stock) to be delivered pursuant hereto would equal the product of the number of Escrow Shares to be released to the Stockholders pursuant to the Escrow Agreement multiplied by the Average Closing Price; provided, however, that if the Third Performance Period Adjusted Average Closing Price is less than $5.00, then the Third Performance Period Adjusted Average Closing Price shall be deemed to equal $5.00 for all purposes hereunder.

                      (1) World Access will determine whether to pay the Contingent Consideration based upon the books and records of the Surviving Corporation (which will be maintained in accordance with generally accepted accounting principles applied on a basis consistent with that employed by CIS on a historical basis) as soon as practicable after the end of each Performance Period, and World Access will promptly deliver to the Stockholders a letter setting out in reasonable detail the computations made and expressing its opinion that the conditions for the payment of the Contingent Consideration have been satisfied in accordance with the requirements hereof. The computations set forth in such letter from World Access will be final and binding on all parties unless the Stockholders shall have notified World Access in writing within thirty (30) days after receipt of such letter that they disagree with such computations. In such event, if the parties cannot agree on the computations within thirty (30) days after their receipt of such letter, then the independent public accountants then servicing the Surviving Corporation will make such computations as soon thereafter as practicable. Such independent public accountants will deliver to the parties a letter setting out their computations with respect to the payment of the Contingent Consideration and expressing their opinion that their computations have been accurately made in accordance with the requirements hereof, and such computations will be final and binding on the parties. The cost of any such computations by the independent public accountants will be paid by the Stockholders if their computations result in the Contingent Consideration being the same as or less than that set forth in the letter from World Access, or by World Access if such computations result in the Contingent Consideration being greater than that set forth in such letter. World Access will pay to the Stockholders the amount of Contingent Consideration set forth in its letter at the time of delivery of such letter, and any additional amount computed by the independent public accountants (if such computations are made) will be paid to the Stockholders within ten (10) business days after delivery of the accountants' report. The Stockholders will within ten (10) business days return to World Access any amount of the Contingent Consideration paid to them that is in excess of the Contingent Consideration computed by the independent public accountants if its computation is less than that set forth in the letter from World Access.

                      (2) For purposes hereof, "Pre-Tax Net Income" means the income of the Surviving Corporation before (a) income and deductions not related to primary operations (i.e., gains or losses on disposal of fixed assets and other miscellaneous unrelated items), (b) taxes based on income, (c) cumulative effects of accounting changes, (d) extraordinary items, and (e) allocations or charges of expenses to the Surviving Corporation from its parent or any of its parent's subsidiaries or affiliates unless the expense is for funds loaned to the Surviving
             Corporation (which funds shall be deemed to bear interest at a rate equal to the rate actually paid or payable by World Access for its short-term borrowings) or for services rendered or goods provided in direct relation to the Surviving Corporation's business (which services or goods will be valued at a fair market value price as negotiated in good faith by the management of the Surviving Corporation and World Access). Revenues earned from the operations and assets held by the Surviving Corporation as of the Closing Date shall be credited to the Surviving Corporation for purposes of determining Pre-Tax Net Income regardless of the entity in which the revenue is earned during the Performance Periods.

                      (3) If prior to the expiration of the First Performance Period, World Access sells a controlling interest in the Surviving Corporation to an entity other than an affiliate of World Access (whether by merger, sale of stock or sale of assets or otherwise) (an "Acquiror"), then World Access shall pay to the Stockholders on the Payment Dates that correspond to the Performance Periods the maximum Payment Amount that would be then payable with respect to such Performance Period without regard to the Pre-Tax Net
             Income of the Surviving Corporation. If after the expiration of the First Performance Period and before the expiration of the Second Performance Period, World Access sells a controlling interest in the Surviving Corporation to an Acquiror (whether by merger, sale of stock or sale of assets or otherwise) and during the First Performance Period the Pre-Tax Net Income of the Surviving Corporation was at least $7,000,000, then World Access shall pay to the

             Stockholders on the Payment Dates that correspond to the Second and Third Performance Periods the Payment Amounts then payable without regard to the Pre-Tax Net Income of the Surviving Corporation. If after the expiration of the Second Performance Period and before the expiration of the Third Performance Period, World Access sells a controlling interest in the Surviving Corporation to an Acquiror (whether by merger, sale of stock or sale of assets or otherwise) and during the First Performance Period the Pre-Tax Net Income of the Surviving Corporation was at least $7,000,000 and the Stockholders are entitled to receive the Payment Amount with respect to the Second Performance Period, then World Access shall pay to the Stockholders on the Payment Date that corresponds to the Third Performance Period the Payment Amount then payable without regard to the Pre-Tax Net Income of the Surviving Corporation. If, at any time following the expiration of the First Performance Period, World Access proposes to sell a controlling interest in the Surviving Corporation to an Acquiror (whether by merger, sale of stock or sale of assets or otherwise) and the Stockholders would not be entitled to the Payment Amounts pursuant to this Section 2.1(c)(3), then World Access may not consummate such sale without the consent of the Stockholders unless the Acquiror assumes and agrees to satisfy in cash the obligations of World Access with respect to the payment of (i) the Contingent Consideration as provided herein and (ii) the additional consideration represented by the Escrow Shares valued at the Average Closing Price, with World Access remaining liable to the Stockholders if and to the extent that such Acquiror does not satisfy such obligations.

         (d) Each share of common stock, par value $.01 per share, of Merger Sub that is issued and outstanding immediately prior to the Effective Time shall remain outstanding and shall be unchanged after the Merger, all of which shares shall be issued to World Access and shall thereafter constitute the only outstanding shares of capital stock of the Surviving Corporation.

         (e) Each share of the CIS Stock issued and outstanding immediately prior to the Effective Time that is then held in the treasury of CIS shall be cancelled and retired and all rights in respect thereof shall cease to exist, without any conversion thereof or payment of any consideration therefor.

         (f) Each warrant, stock option or other right, if any, to purchase shares of CIS Stock issued and outstanding immediately prior to the Effective Time shall be cancelled (whether or not such warrant, option or other right is then exercisable).

    SECTION 2.2. FRACTIONAL SHARES. No scrip or fractional shares of World Access Common Stock shall be issued pursuant to this Agreement. In lieu thereof, if a Stockholder would otherwise have been entitled to a fractional share of World Access Common Stock hereunder, then such Stockholder shall be entitled, after the later of (a) the Effective Time or (b) the surrender of his Certificate(s) (as hereinafter defined) that represent such shares of CIS

Stock, to receive from World Access an amount in cash in lieu of such fractional share, based on the Average Closing Price per share.

    SECTION 2.3.      EXCHANGE OF CIS STOCK.

         (a) From and after the Effective Time, upon surrender of a certificate or certificates which immediately prior thereto represented outstanding shares of CIS Stock duly endorsed in blank (the "Certificate" or "Certificates"), the Certificate or Certificates so surrendered shall forthwith be canceled, and a Stockholder thereafter shall be entitled to receive the Merger Consideration in accordance with Sections 2.1 and 2.2 hereof. No interest shall be paid or accrued on the cash payable upon the
    surrender of any Certificate.   No portion of the consideration to be
    received pursuant to Sections 2.1 and 2.2 upon exchange of a Certificate (whether a certificate representing shares of World Access Stock or by check representing any cash payable hereunder) may be issued or paid to a person other than the person in whose name the Certificate surrendered in exchange therefor is registered, other than such person's heirs and personal representatives. From the Effective Time until surrender in accordance with the provisions of this Section 2.3, each Certificate shall represent for all purposes only the right to receive the consideration provided in Sections 2.1 and 2.2. If all payments in respect of shares of CIS that are made in accordance with the terms hereof, such payments shall be deemed to have been made in full satisfaction of all rights pertaining to such securities.

         (b) In the case of any lost, mislaid, stolen or destroyed Certificate, a Stockholder may be required, as a condition precedent to delivery to such Stockholder of the consideration described in Sections 2.1 and 2.2, to deliver to World Access a bond in such reasonable sum or a satisfactory indemnity agreement as World Access may direct as indemnity against any claim that may be made against World Access or the Surviving Corporation with respect to the Certificate alleged to have been lost, mislaid, stolen or destroyed.

         (c) After the Effective Time, there shall be no transfers on the stock transfer books of the Surviving Corporation of the shares of CIS Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for transfer, they shall be canceled and exchanged for the consideration described in Sections 2.1 and 2.2.

    SECTION 2.4. ADJUSTMENTS. In the event of any change in World Access Common Stock after the date hereof by reason of any stock dividend, stock split, subdivision, reclassification, recapitalization, combination, exchange of shares or the like (an "Adjustment Event"), then the Average Closing Price shall be adjusted appropriately such that the adjustments contemplated by
Section 2.1(c) arising out of the payment of Additional Contingent Consideration yield the economic consequences contemplated herein at the time of any such payment.


                                   ARTICLE 3.
           REPRESENTATIONS AND WARRANTIES OF CIS AND THE STOCKHOLDERS

    With such exceptions, if any, as may be set forth in a letter (the "CIS Disclosure Letter") delivered by CIS to World Access prior to the execution hereof, CIS and the Stockholders hereby jointly and severally represent and warrant to World Access as follows:

    SECTION 3.1. ORGANIZATION. Each of CIS and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own, lease and operate its respective properties and to carry on its business as now being conducted. Each of CIS and its subsidiaries is duly qualified to transact business, and is in good standing, as a foreign corporation or branch of a foreign corporation in each jurisdiction where the character of its activities requires such qualification, except where the failure to so qualify would not have a material adverse effect on the assets, liabilities, results of operations, financial condition, business or prospects of CIS and its subsidiaries taken as a whole. Each of CIS and its subsidiaries has heretofore made available to World Access accurate and complete copies of its Articles of Incorporation and Bylaws, as currently in effect, and has made available to World Access its respective minutes books and stock records. The CIS Disclosure Letter contains a true and correct list of the jurisdictions in which each of CIS and its subsidiaries is qualified to do business as a foreign corporation or branch of a foreign corporation. As used in this Agreement, the word "subsidiary," when used with respect to any party, means any corporation, partnership, limited liability company or other organization, whether incorporated or unincorporated, which is consolidated with such party for financial reporting purposes.

    SECTION 3.2. AUTHORIZATION. CIS has full corporate power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement and to consummate the Merger and the other transactions contemplated hereby. The execution and delivery of this Agreement by CIS and the performance by CIS of its obligations hereunder and the consummation of the Merger and the other transactions provided for herein have been duly and validly authorized by all necessary corporate action on its part. The Board of Directors of CIS has approved the execution, delivery and performance of this Agreement and the consummation of the Merger and the other transactions contemplated hereby. The Stockholders have approved this Agreement, the Merger and the transactions contemplated hereby in accordance with the requirements of the NGCL and the Articles of Incorporation and Bylaws of CIS. This

Agreement has been duly executed and delivered by CIS and the Stockholders and constitutes the valid and binding agreement of CIS and the Stockholders, enforceable against each of them in accordance with its terms, subject to applicable bankruptcy, insolvency and other similar laws affecting the enforceability of creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies.

    SECTION 3.3. ABSENCE OF RESTRICTIONS AND CONFLICTS. The execution, delivery and performance of this Agreement, the consummation of the Merger and the other transactions contemplated by this Agreement and the fulfillment of and compliance with the terms and conditions of this Agreement do not and will not, with the passing of time or the giving of notice or both, violate or conflict with, constitute a breach of or default under, result in the loss of any material benefit under, or permit the acceleration of any obligation under,
(i) any term or provision of the Articles of Incorporation or Bylaws of CIS,
(ii) any CIS Material Contract (as hereinafter defined), (iii) any judgment, decree or order of any court or governmental authority or agency to which CIS, any of its subsidiaries or any Stockholder is a party or by which CIS, any of its subsidiaries or any Stockholder or any of their respective properties is bound, or (iv) any statute, law, regulation or rule applicable to CIS or any of its subsidiaries, so as to have in the case of subsections (ii) through (iv) above, a material adverse effect on the assets, liabilities, results of operations, financial condition, business or prospects of CIS and its subsidiaries taken as a whole. Except for the filing and recordation of the Certificate of Merger and the Articles of Merger, no consent, approval, order or authorization of, or registration, declaration or filing with, any governmental agency or public or regulatory unit, agency, body or authority with respect to CIS or any Stockholder is required in connection with the execution, delivery or performance of this Agreement by CIS or any Stockholder or the consummation of the transactions contemplated by this Agreement by CIS, the failure to obtain which would have a material adverse effect upon the assets, liabilities, results of operations, financial condition, business or prospects of CIS and its subsidiaries taken as a whole.

  SECTION 3.4. CAPITALIZATION; OWNERSHIP OF CIS STOCK; CAPITAL STOCK OF CIS SUBSIDIARIES.

         (a) CAPITALIZATION. The authorized capital stock of CIS consists of 2,500 shares of common stock, no par value. As of the date hereof, there are 300 shares of CIS Stock issued and outstanding. Each share of capital stock of CIS which is outstanding as of the date hereof is duly authorized, validly issued, fully paid and nonassessable and free of pre-emptive rights. There are no subscriptions, options, convertible securities, calls, rights, warrants or other agreements, claims or commitments of any nature whatsoever obligating CIS or any of its subsidiaries to issue, transfer, deliver or sell, or cause to be issued, transferred, delivered or sold, additional shares of the capital stock or other securities of CIS or obligating CIS or any of its subsidiaries to grant, extend or enter into any such agreement or commitment.

         (b) OWNERSHIP. The Stockholders are the record and beneficial owners of all shares of CIS Stock to be exchanged pursuant to Section 2.3; their relative share ownership is as set forth on Exhibit 2.1(a); and they own all such shares free and clear of any liens, claims, options, charges, encumbrances or rights of others.

         (c) CAPITAL STOCK OF CIS SUBSIDIARIES. The CIS Disclosure Letter sets forth a true and complete list of all of its subsidiaries, the jurisdiction in which each such subsidiary is incorporated or organized, and all shares of capital stock or other ownership interests authorized, issued and outstanding of each such subsidiary. The outstanding shares of capital stock or other equity interests of each such subsidiary have been duly authorized and are validly issued, fully paid and nonassessable. All shares of capital stock or other equity interests of each such subsidiary owned by CIS or any of its subsidiaries are set forth in the CIS Disclosure Letter and are owned by CIS, either directly or indirectly, free and clear of all liens, encumbrances, equities or claims.

    SECTION 3.5.      FINANCIAL STATEMENTS.

         (a) CIS FINANCIAL STATEMENTS. CIS has made available to World Access the unaudited balance sheet of CIS as of December 31, 1996 and 1995, and the related statements of operations and cash flow for the twelve month periods then ended. All of the foregoing financial statements are hereinafter collectively referred to as the "CIS Financial Statements" and the balance sheet as of December 31, 1996 is hereinafter referred to as the "1996 Balance Sheet." The books and records of CIS are maintained on an accrual basis and the CIS Financial Statements have been prepared from, and are in accordance with, the books and records of CIS and present fairly the financial position and results of operations of CIS as of the dates and for the periods indicated. CIS has no liability or obligation of any nature whatsoever, whether accrued, absolute, contingent or otherwise, required by generally accepted accounting principles to be reflected in the CIS Financial Statements other than (x) current liabilities and obligations which are recurring in nature and not overdue on their terms, (y) liabilities and obligations reflected and adequately provided for on the 1996 Balance Sheet and (z) liabilities and obligations arising in the ordinary course of business of CIS and its subsidiaries since the date of the 1996 Balance Sheet. The CIS Disclosure Letter sets forth a true and complete list of all loss contingencies (within the meaning of Statement of Financial Accounting Standards No. 5) of CIS or any subsidiary exceeding $5,000 in the case of any single loss contingency or $10,000 in the case of all loss contingencies.

         (b) WIS FINANCIAL STATEMENTS. CIS has made available to World Access the unaudited balance sheet of Wireless Installation Services, Inc. ("WIS"), which will become a wholly-owned subsidiary of CIS immediately prior to the Effective Time, as of December 31, 1995, and the federal income tax return of WIS for the year ended December 31, 1996 and the related statements of operations and cash flow for the twelve month periods then ended. All of the foregoing financial statements and the tax return are hereinafter collectively referred to as the "Subsidiary Financial Statements" and the tax return for the year ended December 31, 1996 is hereinafter referred to as the "1996 Subsidiary Balance Sheet." The books and records of WIS are maintained on an accrual basis and the Subsidiary Financial Statements have been prepared from, and are in accordance with, the books and records of WIS and present fairly the financial position and results of operations of WIS as of the dates and for the periods indicated. WIS has no liability or obligation of any nature whatsoever, whether accrued, absolute, contingent or otherwise, required by generally accepted accounting principles to be reflected in the Subsidiary Financial Statements other than (x) current liabilities and obligations which are recurring in nature and not overdue on their terms, (y) liabilities and obligations reflected and adequately provided for on the 1996 Subsidiary Balance Sheet and (z) liabilities and obligations arising in the ordinary course of business of WIS since the date of the 1996 Subsidiary Balance Sheet.

    SECTION 3.6.      ABSENCE OF CERTAIN CHANGES.

         (a) CERTAIN FINANCIAL MATTERS; PROPERTY; DIVIDENDS. Since the date of the 1996 Balance Sheet, there has not been (i) any material adverse change in the assets, liabilities, results of operations, financial condition, business or prospects of CIS, (ii) any damage, destruction, loss or casualty to property or assets of CIS or any of its subsidiaries, whether or not covered by insurance, which property or assets are material to its operations or business, (iii) any declaration, setting aside or payment of any dividend or distribution (whether in cash, stock or property) in respect of the capital stock of CIS, or any redemption or other acquisition by CIS of any of the capital stock of CIS or any split, combination or reclassification of shares of capital stock declared or made by CIS, or (iv) any agreement to do any of the foregoing.

         (b) OTHER CHANGES. Since the date of the 1996 Balance Sheet, there have not been (i) any losses suffered, (ii) any material assets mortgaged, pledged or made subject to any lien, charge or other encumbrance, (iii) any material liability or obligation (absolute, accrued or contingent) incurred or any material bad debt, contingency or other reserve increase suffered, except, in each such case, in the ordinary course of business and consistent with past practice, (iv) any material claims, liabilities or obligations (absolute, accrued or contingent) paid, discharged or satisfied, other than the payment, discharge or satisfaction, in the ordinary course of business and consistent with past practice, of claims, liabilities and obligations reflected or reserved against in the CIS Financial Statements or the Subsidiary Financial Statements or incurred in the ordinary course of business and consistent with past practice since the date of such financial statements, (v) any material guarantees, checks, notes or accounts receivable written off as uncollectible, except write-offs in the ordinary course of business and consistent with past practice, (vi) any write down of the value of any asset or investment on CIS's or WIS's books or records, except for depreciation and amortization taken in the ordinary course of business and consistent with past practice,
    (vii) any cancellation of any material debts or waiver of any material claims or rights of substantial value, or sale, transfer or other disposition of any material properties or assets (real, personal or mixed, tangible or intangible) of substantial value, except, in each such case, in transactions in the ordinary course of business and consistent with past practice and which in any event do not exceed $10,000 in the aggregate,
    (viii) any single capital expenditure or commitment in excess of $5,000 for additions to property or equipment, or aggregate capital expenditures and commitments in excess of $5,000 for additions to property or equipment, (ix) any material transactions entered into other than in the ordinary course of business, (x) any agreements to do any of the foregoing, or (xi) any other events, developments or conditions of any character that have had or are reasonably likely to have a material adverse effect on the assets, liabilities, results of operations, financial condition business or prospects of CIS and its subsidiaries taken as a whole.

    SECTION 3.7. LEGAL PROCEEDINGS. There are no suits, actions, claims, proceedings or investigations pending or, to the best knowledge of the Stockholders, threatened against, relating to or involving CIS or any of its subsidiaries (or any of their officers or directors) before any court, arbitrator or administrative or governmental body, which, if finally determined adversely, are reasonably likely, individually or in the aggregate, to have a material adverse effect on the assets, liabilities, results of operations, financial condition, business or prospects of CIS and its subsidiaries taken as a whole. All pending or threatened suits, actions, claims, proceedings or investigations relating to or involving CIS or any of its subsidiaries (or any of their officers or directors) before any court, arbitrator or administrative or governmental body are adequately provided for in the 1996 Balance Sheet or the 1996 Subsidiary Balance Sheet. Neither CIS nor any of its subsidiaries is subject to any judgment, decree, injunction, rule or order of any court nor is CIS or any of its subsidiaries subject to any governmental restriction applicable to it, which is reasonably likely (a) to have a material adverse effect on its assets, liabilities, results of operations, financial condition, business or prospects, or (b) to cause a material limitation on the ability of World Access to operate the business of CIS after the Closing.

    SECTION 3.8. COMPLIANCE WITH LAW. Each of CIS and its subsidiaries has all material authorizations, approvals, licenses and orders of and from all governmental and regulatory officers and bodies necessary to carry on its business as it is currently being conducted, to own or hold under lease the properties and assets it owns or holds under lease and to perform all of its obligations under the agreements to which it is a party, and each of CIS and its subsidiaries has been and is in compliance with all applicable laws, regulations and administrative orders of any country, state or municipality or of any subdivision thereof to which its business or its employment of labor or its use or occupancy of properties or any part thereof are subject, the failure to obtain or the violation of which would have a material adverse effect upon assets, liabilities, results of operations, financial condition, business or prospects of CIS and its subsidiaries taken as a whole.

    SECTION 3.9. CIS MATERIAL CONTRACTS. The CIS Disclosure Letter contains a correct and complete list of the following (hereinafter referred to as the "CIS Material Contracts"):

         (i) all bonds, debentures, notes, mortgages, indentures or guarantees to which CIS or any of its subsidiaries is a party or by which any of their respective properties or assets (real, personal or mixed, tangible or intangible) is bound;

         (ii) all leases to which CIS or any of its subsidiaries is a party or by which any of their respective properties or assets (real, personal or mixed, tangible or intangible) is bound;

         (iii) all loans and credit commitments to CIS or any of its subsidiaries which are outstanding, together with a brief description of such commitments and the name of each financial institution granting the same;

         (iv) all contracts or agreements which limit or restrict CIS or any of its subsidiaries from engaging in any business in any jurisdiction or limit or restrict others from competing with CIS or any of its subsidiaries in any jurisdiction;

         (v) all agreements and documentation evidencing currently outstanding loans or advances made by CIS or any of its subsidiaries to or on behalf of its customers; and

         (vi) all existing contracts and commitments (other than those described in subparagraphs (i), (ii), (iii), (iv) or (v) of this Section 3.9, the CIS Customer Contracts (as hereinafter defined), and the CIS Benefit Plans (as hereinafter defined)) to which CIS or any of its subsidiaries is a party or by which their respective properties or assets may be bound involving an annual commitment or annual payment by any party thereto of more than $5,000 individually, or which have a fixed term extending more than twelve (12) months from the date hereof and which involve a total commitment or payment by any party thereto of more than $10,000.

    True and complete copies of all CIS Material Contracts, including all amendments thereto, have been made available to World Access. The CIS Material Contracts are valid and enforceable in accordance with their respective terms with respect to CIS or its subsidiaries, as the case may be, and valid and enforceable in accordance with their respective terms with respect to any other party thereto, in each case to the extent material to the business and operations of CIS and its subsidiaries taken as a whole, and subject to applicable bankruptcy, insolvency and other similar laws affecting the enforceability of creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies. Except for events or occurrences, the consequences of which, individually or in the aggregate, would not have a material adverse effect on the assets, liabilities, results of operations, financial condition, business or prospects of CIS and its subsidiaries taken as a whole, there is not under any of the CIS Material Contracts any existing breach, default or event of default by CIS or its subsidiaries, as the case may be, or event that with notice or lapse of time or both would constitute a breach, default or event of default by CIS or its subsidiaries, as the case may be, nor do the Stockholders know of, and CIS or its subsidiaries, as the case may be, has not received notice of, or made a claim with respect to, any breach or default by any other party thereto.

    SECTION 3.10. CIS CUSTOMER CONTRACTS. The CIS Disclosure Letter sets forth a true and complete list of all agreements or contracts pursuant to which CIS or any of its subsidiaries are providing goods or services to its customers (the "CIS Customer Contracts") other than purchase orders and invoices arising in the ordinary course of business. Neither CIS nor any of its subsidiaries provide goods or services to their customers pursuant to verbal or oral agreements or contracts. The CIS Disclosure Letter sets forth a true and complete list of all customers of CIS or any of its subsidiaries which the management of CIS reasonably believes in good faith may terminate their contracts with CIS or any such subsidiary or may assert a claim for damages against CIS or any such subsidiary as a result of a default by CIS or any such subsidiary of its obligations under such contract or for any other reason, other than customer terminations arising in the ordinary course of business consistent with past practices and which do not in any event in the aggregate involve annual revenues of $50,000 or more. The execution, delivery and performance of this Agreement by CIS and the Stockholders and the consummation of the transactions contemplated hereby by CIS and the Stockholders will not, with the passing of time or giving of notice or both, violate or conflict with or constitute a default under or give rise to a termination right under any CIS Customer Contract except such violations, conflicts and defaults which in the aggregate would not have a material adverse effect on the assets, liabilities, results of operations, financial condition, business or prospects of CIS and its subsidiaries taken as a whole.

    SECTION 3.11. TAX RETURNS; TAXES. CIS is a "small business corporation" and has maintained a valid election to be an "S" corporation under Subchapter S of the Internal Revenue Code of 1986 (the "Code") and the equivalent provisions of all applicable state income tax statutes since the later of (i) the date of its incorporation or (ii) December 31, 1986. Neither the tax imposed on certain built-in gains under Section 1374 of the Code nor the tax imposed on excess net passive income under Section 1375 of the Code applies to CIS. Each of CIS and its subsidiaries has duly filed all federal, state, local and foreign tax returns required to be filed by it and has duly paid or made adequate provision for the payment of all taxes which are due and payable pursuant to such returns or pursuant to any assessment with respect to taxes in such jurisdictions, whether or not in connection with such returns. Notwithstanding anything herein to the contrary, the Stockholders acknowledge that they shall be responsible for all taxes arising from the operations of CIS and its subsidiaries prior to and including the date of the 1996 Balance Sheet. All deficiencies asserted as a result of any examinations by the Internal Revenue Service ("IRS") or any other taxing authority have been paid, fully settled or adequately provided for in the 1996 Balance Sheet or the 1996 Subsidiary Balance Sheet. There are no pending claims asserted for taxes of CIS or any of its subsidiaries or outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return of CIS or any of its subsidiaries for any period. Each of CIS and its subsidiaries has made all estimated income tax deposits and all other required tax payments or deposits and has complied for all prior periods in all material respects with the tax withholding provisions of all applicable federal, state, local, foreign and other laws. CIS has made available to World Access true, complete and correct copies of federal income tax returns of CIS and its subsidiaries for the last three (3) taxable years and made available such other tax returns of requested by World Access.

    SECTION 3.12. OFFICERS, DIRECTORS AND EMPLOYEES. The CIS Disclosure Letter contains a true and complete list of all of the officers and directors of CIS and each of its subsidiaries, specifying their office and annual rate of compensation, and a true and complete list of all of the employees of CIS and each of its subsidiaries as of the date hereof with whom CIS or its subsidiaries has a written employment agreement or to whom CIS or its subsidiaries has made verbal or oral commitments which are binding on such corporation or who have an annual rate of compensation in excess of $25,000.

    SECTION 3.13.     CIS EMPLOYEE BENEFIT PLANS.

         (a) DEFINITION OF BENEFIT PLANS. For purposes of this Section 3.13, the term "CIS Benefit Plan" means any plan, program, arrangement, fund, policy, practice or contract which, through which or under which CIS or a CIS ERISA Affiliate (as hereinafter defined) provides benefits or compensation to or on behalf of employees or former employees of CIS or a CIS ERISA Affiliate (as hereinafter defined), whether formal or informal, whether or not written, including but not limited to the following:

                 (i) Arrangements -- any bonus, incentive compensation, stock option, deferred compensation, commission, severance pay, golden parachute or other compensation plan or rabbi trust;

                 (ii) ERISA Plans -- any "employee benefit plan" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), including, but not limited to, any multi-employer plan (as defined in Section 3(37) and Section 4001(a)(3) of ERISA), defined benefit plan, profit sharing plan, money purchase pension plan, 401(k) plan, savings or thrift plan, stock bonus plan, employee stock ownership plan, or any plan, fund, program, arrangement or practice providing for medical (including post-retirement medical), hospitalization, accident, sickness, disability, or life insurance benefits; and

                 (iii) Other Employee Fringe Benefits -- any stock purchase, vacation, scholarship, day care, prepaid legal services, dependent care, telephone, automobile, dependent travel or other fringe benefit plans, programs, arrangements, contracts or practices.

         (b) CIS ERISA AFFILIATE. For purposes of this Section 3.13, the term "CIS ERISA Affiliate" means each trade or business (whether or not incorporated) which together with CIS is treated as a single employer under
    Section 414(b), (c), (m) or (o) of the Code.

         (c) IDENTIFICATION OF BENEFIT PLANS. Except as described in the CIS Disclosure Letter, CIS does not maintain, nor has it at any time established or maintained, nor has it at any time been obligated to make, or otherwise made, contributions to or under or otherwise participated in any CIS Benefit Plan.

         (d) MEPPA LIABILITY/POST-RETIREMENT MEDICAL BENEFITS. Neither CIS nor any CIS ERISA Affiliate maintains, nor has at any time established or maintained, nor has at any time been obligated to make, or made, contributions to or under any multi-employer plan. Except as described in the CIS Disclosure Letter, CIS does not maintain, nor has it at any time established or maintained, nor has it at any time been obligated to make, or made, contributions to or under (i) any plan which provides post-retirement medical or health benefits with respect to employees of CIS; (ii) any organization described in Sections 501(c)(9) or 501(c)(20) of the Code; (iii) any defined benefit pension plan or money purchase pension plan subject to Title IV of ERISA; or (iv) any plan which provides retirement benefits in excess of the limitations in Sections 401(a)(17), 401(k), 401(m), 402(g) or 415 of the Code. There is no lien upon any property of CIS or any CIS ERISA Affiliate outstanding pursuant to Section 412(n) of the Code in favor of any CIS Benefit Plan. No assets of CIS or any CIS ERISA Affiliate have been provided as security for any CIS Benefit Plan pursuant to Section 401(a)(29) of the Code.

         (e) DOCUMENTATION. CIS has made available to World Access a true and complete copy of the following documents, if applicable, with respect to each CIS Benefit Plan identified in the CIS Disclosure Letter: (i) all documents, including any insurance contracts and trust agreements, setting forth the terms of the CIS Benefit Plan, or if there are no such documents evidencing the CIS Benefit Plan, a full description of the CIS Benefit Plan; (ii) the ERISA summary plan description and any other summary of plan provisions provided to participants or beneficiaries for each such CIS Benefit Plan; (iii) the annual reports filed for the most recent three (3) plan years and most recent financial statements or periodic accounting of related plan assets with respect to each CIS Benefit Plan; (iv) the most recent favorable determination letter, opinion or ruling from the IRS for each CIS Benefit Plan, the assets of which are held in trust, to the effect that such trust is exempt from federal income tax; and (v) each opinion or ruling from the Department of Labor or the Pension Benefit Guaranty Corporation ("PBGC") with respect to such CIS Benefit Plans.

         (f) QUALIFIED STATUS. Each CIS Benefit Plan that is funded through a trust or insurance contract has at all times satisfied in all respects, by its terms and in its operation, all applicable requirements for an exemption from federal income taxation under Section 501(a) of the Code. Neither CIS nor any CIS ERISA Affiliate maintains a CIS Benefit Plan which meets the requirements of Section 401(a) of the Code (each a "401 Plan"). Any determination letter issued by the IRS to the effect that any such 401 Plan qualifies under Section 401(a) of the Code and that the related trust is exempt from taxation under Section 501(a) of the Code remains in effect and has not been revoked. Each such 401 Plan, if any, currently complies in form with the requirements under Section 401(a) of the Code, other than changes required by statutes, regulations and rulings for which amendments are not yet required. Each such 401 Plan, if any, has been administered according to its terms (except for those terms which are inconsistent with the changes required by statutes, regulations and ruling for which changes are not yet required to be made, in which case any such 401 Plan has been administered in accordance with the provisions of those statutes, regulations and rulings) and in accordance with the requirements of Section 401(a) of the Code. Each such 401 Plan, if any, has been tested for compliance with, and has satisfied the requirements of, Section 401(k)(3) and 401(m)(2) of the Code for each plan year ending prior to the Effective Date.

         (g) COMPLIANCE. Each CIS Benefit Plan maintained by CIS or a CIS ERISA Affiliate has at all times been maintained, by its terms and in operation, in accordance with all applicable laws in all material respects, including (to the extent applicable) Code Section 4980B. Further, there has been no failure to comply with applicable ERISA or other requirements concerning the filing of reports, documents and notices with the Secretary of Labor and Secretary of Treasury or the furnishing of such documents to participants or beneficiaries that could subject any CIS Benefit Plan, CIS, any CIS ERISA Affiliate, World Access or any of its affiliates to any material civil or any criminal sanction.

         (h) LEGAL ACTIONS. There are no actions, audits, suits or claims known to the Stockholders which are pending or threatened against any CIS Benefit Plan, any fiduciary of any of CIS Benefit Plans with respect to the CIS Benefit Plans or against the assets of any of the CIS Benefit Plans, except claims for benefits made in the ordinary course of the operation of such plans.

         (i) FUNDING. CIS and each CIS ERISA Affiliate has made full and timely payment of all amounts required to be contributed under the terms of each CIS Benefit Plan and applicable law or required to be paid as expenses under such CIS Benefit Plan, and no excise taxes are assessable as a result of any nondeductible or other contributions made or not made to a CIS Benefit Plan. No event or condition exists with respect to any CIS Benefit Plan subject to Title IV of ERISA which could be deemed a "Reportable Event" (as defined in Title IV of ERISA) with respect to which the thirty
    (30) day notice requirement has not been waived which could result in a material liability to CIS, and no condition exists which would subject CIS to a material fine under Section 4071 of ERISA. The assets of all CIS Benefit Plans which are required under applicable laws to be held in trust are in fact held in trust, and the assets of each such CIS Benefit Plan equal or exceed the liabilities of each such plan. The liabilities of each other plan are properly and accurately reported on the financial statements and records of CIS. The assets of each CIS Benefit Plan are reported at their fair market value on the books and records of each plan.

         (j) LIABILITIES. Neither CIS nor any CIS ERISA Affiliate is subject to any material liability, tax or penalty whatsoever to any person whomsoever as a result of CIS's or any CIS ERISA Affiliate's engaging in a prohibited transaction under ERISA or the Code, and the Stockholders have no knowledge of any circumstances which reasonably might result in any such material liability, tax or penalty as a result of a breach of fiduciary duty under ERISA. The termination of or withdrawal from any CIS Benefit Plan maintained by CIS or a CIS ERISA Affiliate which is subject to Title IV of ERISA or any other CIS Benefit Plan immediately after the Effective Time will not subject World Access, the Surviving Corporation, Merger Sub or any CIS ERISA Affiliate to any additional contribution requirement or to any other liability, tax or penalty whatsoever (excluding any liability, tax or penalty attributable solely to the fact that such termination or withdrawal would violate the permanency requirement of Section 401 (a) of the Code or an excise tax under Code Section 4980). Neither the execution nor the performance of the transactions contemplated by this Agreement will create, accelerate or increase any obligations under any CIS Benefit Plan. Neither CIS nor any CIS ERISA Affiliate has any obligation to any retired or former employee, or any current employee upon retirement, under any CIS Benefit Plan.

         (k) AMENDMENT/NEW PLANS. From the date of this Agreement to the Effective Time, no amendment shall be made to any CIS Benefit Plan, no commitment shall be made to amend any CIS Benefit Plan and no commitment shall be made to continue any CIS Benefit Plan or to adopt any new CIS Benefit Plan for the benefit of any employees of CIS or any CIS ERISA Affiliate absent the express written consent of World Access.

         (l) EXCESS PARACHUTE PAYMENTS. No payment required to be made to any employee associated with CIS as a result of the transactions contemplated hereby under any contract or otherwise will, if made, constitute an "excess parachute payment" within the meaning of Section 280G of the Code or be nondeductible under Section 162(m) of the Code.

         (m) NO ACCELERATION OF LIABILITY UNDER BENEFIT PLANS. The consummation of the transactions contemplated hereby will not accelerate or increase any liability under any CIS Benefit Plan because of an acceleration or increase of any of the rights or benefits to which employees of CIS or any CIS ERISA Affiliate may be entitled thereunder.

         (n) STATUTORY BENEFITS. CIS has, on a timely basis, made all payments, withholdings and filings of any kind required of it by, and has otherwise complied in all material respects with, any applicable law, regulation or administrative order concerning pension, health, welfare, unemployment, workers' compensation or similar benefits administered by any governmental, regulatory or public body.

    SECTION 3.14. LABOR RELATIONS. Each of CIS and its subsidiaries is in compliance in all material respects with all federal, state and foreign laws respecting employment and employment practices, terms and conditions of employment, wages and hours, and is not engaged in any unfair labor or unlawful employment practice. There is no unlawful employment practice discrimination charge involving CIS or any of its subsidiaries pending before the Equal Employment Opportunity Commission ("EEOC"), EEOC- recognized state "referral agency" or any other governmental agency. There is no unfair labor practice charge or complaint against CIS or any of its subsidiaries pending before the National Labor Relations Board ("NLRB"). There is no labor strike, dispute, slowdown or stoppage actually pending or, to the knowledge of the Stockholders, threatened against or involving or affecting CIS or any of its subsidiaries, and no NLRB representation question exists respecting any of its employees. No grievance or arbitration proceeding is pending against CIS or any of its subsidiaries and no written claim therefor exists. There is no collective bargaining agreement that is binding on CIS or any of its subsidiaries.

    SECTION 3.15. INSURANCE. CIS has heretofore provided to World Access a true and complete list of the current insurance coverages for CIS and its subsidiaries, including names of carriers, amounts of coverage and premiums therefor. Each of CIS and its subsidiaries has been and is insured with respect to its respective properties and the conduct of its business in such amounts and against such risks as are reasonable in relation to its business and will use its reasonable efforts to maintain such insurance at least through the Effective Time. Each of CIS and its subsidiaries has made available to World Access true and complete copies of all insurance policies covering CIS and its subsidiaries, its properties, assets, employees and/or operations.

    SECTION 3.16. TITLE TO PROPERTIES AND RELATED MATTERS. Each of CIS and its subsidiaries has good and valid title to or valid leasehold interests in its properties reflected in the 1996 Balance Sheet or acquired after the date thereof (other than properties sold or otherwise disposed of in the ordinary course of business), and all of such properties are held free and clear of all title defects, liens, encumbrances and restrictions, except, with respect to all such properties, (a) mortgages and liens securing debt reflected as liabilities on the 1996 Balance Sheet and (b)(i) liens for current taxes and assessments not in default, (ii) mechanics', carriers', workmen's, materialmen's, repairmen's, statutory or common law liens either not delinquent or being contested in good faith, and (iii) encumbrances, covenants, rights of way, building or use restrictions, easements, exceptions, variances, reservations and other similar matters or limitations, if any, which do not have a material adverse effect on CIS's use of the property affected. Notwithstanding the immediately preceding sentence, neither CIS nor any of its subsidiaries makes any representation or warranty in this Section 3.16 or otherwise regarding the validity of title to any such properties in which CIS or such subsidiary has only a leasehold interest.

    SECTION 3.17. ENVIRONMENTAL MATTERS. Neither CIS nor any of its subsidiaries owns, nor has at any time owned, any real property. There has been no release of a hazardous substance, as that term is defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601(14), or any petroleum product by CIS or any of its subsidiaries into the environment at any property ever owned, leased or used by CIS or any of its subsidiaries (the "Premises"), including, without limitation, any such release in the soil or groundwater underlying the Premises and, to the best knowledge of the Shareholders, there has been no such release by any other party at any of the Premises. Neither CIS nor any of its subsidiaries has disposed of any material at any hazardous waste treatment or disposal facility and has not disposed of any hazardous substances (as defined above) at any location. Neither CIS nor any of its subsidiaries has received notice of any violation of any Environmental Law nor has it been advised of any claim or liability pursuant to any Environmental Law brought by any domestic or foreign governmental agency or private party. There are no Environmental Liabilities (as defined below) of CIS or any of its subsidiaries that, individually or in the aggregate, have had or would reasonably be expected to have a material adverse effect on the assets, liabilities, results of operations, financial condition, business or prospects of CIS and its subsidiaries taken as a whole. As used in this Agreement, "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, codes, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and governmental restrictions, whether now or hereafter in effect, relating to human health, the environment or to emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into the environment, including without limitation ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof. "Environmental Liabilities" with respect to any person means any and all liabilities of or relating to such person or any of its Subsidiaries (including any entity which is, in whole or in part, a predecessor of such Person or any of its Subsidiaries), whether vested or unvested, contingent or fixed, actual or potential, known or unknown, which (i) arise under or relate to matters covered by Environmental Laws and (ii) relate to actions occurring or conditions existing on or prior to the Closing Date. "Hazardous Substances" means any toxic, radioactive, caustic or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics, including, without limitation, any substance regulated under Environmental Laws.

    SECTION 3.18. PATENTS, TRADEMARKS, TRADE NAMES. The CIS Disclosure Letter sets forth a true and complete list of: (i) all material patents, trademarks and trade names (including all federal, state and foreign registrations pertaining thereto) and all material copyright registrations owned by CIS or any of its subsidiaries (collectively, the "Proprietary Intellectual Property"); and (ii) all patents, trademarks, trade names, copyrights and all technology and processes used by CIS or any of its subsidiaries in their respective business which are material to its business and are used pursuant to a license or other right granted by a third party (collectively, the "Licensed Intellectual Property" and, together with the Proprietary Intellectual Property, herein referred to as "Intellectual Property"). A true and complete list of all such licenses with respect to Licensed Intellectual Property is set forth in the CIS Disclosure Letter. Each of the federal, state and foreign registrations pertaining to the Proprietary Intellectual Property is valid and in full force and effect. All required filings in association with such registrations have been properly made and all required fees have been paid. CIS or such subsidiary owns, or has the right to use pursuant to valid and effective agreements, all Intellectual Property, and the consummation of the transactions contemplated hereby will not alter or impair any such rights, except for such defects in title or other matters which in the aggregate would not have a material adverse effect on the assets, liabilities, results of operations, financial condition, business or prospects of CIS and its subsidiaries taken as a whole. No claims are pending against CIS or any of its subsidiaries by any person with respect to the use of any Intellectual Property or challenging or questioning the validity or effectiveness of any license or agreement relating to the same, and the current use by CIS or any of its subsidiaries of the Intellectual Property does not infringe on the rights of any third party. The CIS Disclosure Letter sets forth a list of all jurisdictions in which CIS or any of its subsidiaries is operating under a tradename, and each jurisdiction in which any such tradename is registered.

    SECTION 3.19. TRANSACTIONS WITH AFFILIATES. No Stockholder or any director of CIS or any of its subsidiaries, or any person with whom any such Stockholder or any director has any direct or indirect relation by blood, marriage or adoption, or any entity in which any such person, owns any beneficial interest (other than a publicly held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than 1% of the stock of which is beneficially owned by all such persons) has any interest in: (a) any contract, arrangement or understanding with, or relating to, the business or operations of CIS or any of its subsidiaries other than transactions with JTS Management, a sole proprietorship of John T.

Simon; (b) any loan, arrangement, understanding, agreement or contract for or relating to indebtedness of CIS or any of its subsidiaries; or (c) any property (real, personal or mixed, tangible or intangible), used, or currently intended to be used in, the business or operations of CIS or any of its subsidiaries.

    SECTION 3.20.     QUALIFICATION OF STOCKHOLDERS.  Each of the Stockholders
(i) is an "accredited investor" within the meaning of Regulation D of the Securities Act of 1933, as amended (the "Securities Act"), and is acquiring the World Access Common Stock to be issued in the Merger for his own account and not with a view to, or for resale in connection with, any distribution thereof;
(ii) understands and acknowledges that such World Access Common Stock has not been registered under the Securities Act or any state securities laws by reason of certain exemptions from the registration provisions thereof which depend upon, among other things, the bona fide nature of such Stockholder's investment intent as expressed herein; (iii) is able to bear the economic risk of investment in such World Access Common Stock and has such knowledge and experience in financial and business matters that he is capable of evaluating the risks and merits of such World Access Common Stock; (iv) has personally been provided with all information or been given access to all information with respect to World Access which such Stockholder believes might affect such Stockholder's decision whether to effect the Merger; and (v) understands and acknowledges that such World Access Common Stock will be "restricted securities" as that term is defined in Rule 144 under the Securities Act and that the Certificate representing such World Access Common Stock will bear a legend restricting transfer unless (A) the transfer is exempt from the registration requirements under the Securities Act any applicable state securities law and an opinion of counsel reasonably satisfactory to World Access that such transfer is exempt therefrom is delivered to World Access or
(B) the transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities law. In determining to proceed with the transaction contemplated hereby, each of the Stockholders has relied solely on the results of his own independent investigation with respect to World Access and the World Access Shares, upon the representations and statements of World Access set forth herein and upon the World Access SEC Reports (as hereinafter defined). Each of the Stockholders acknowledges that the representations and statements to the Stockholders by World Access set forth herein and in the World Access SEC Reports constitute the sole and exclusive representations, warranties, covenants and statements of World Access or any of its officers, directors, stockholders or other affiliates in connection with the transactions contemplated hereby, and each of the Stockholders understands, acknowledges and agrees that all other representations, warranties, covenants and statements of any kind or nature, whether oral or contained in any writing other than this Agreement and each of the other documents contemplated hereby, are specifically disclaimed by World Access.

    SECTION 3.21. BROKERS, FINDERS AND INVESTMENT BANKERS. Neither CIS or any of its subsidiaries or nor any of their respective officers, directors or employees has employed any broker, finder or investment banker or incurred any liability for any investment banking fees, financial advisory fees, brokerage fees or finders' fees in connection with the transactions contemplated herein.

    SECTION 3.22.     INVENTORY.   All inventories of raw materials,
work-in-process and finished goods set forth or reflected on the 1996 Balance Sheet and the 1996 Subsidiary Balance Sheet or arising since the date thereof were acquired, and have been maintained, in accordance with the regular business practices of CIS and WIS, as the case may be, and consist of items of a quality and quantity usable or saleable in the ordinary course of business of CIS and WIS, as the case may be, consistent with past practice (except for slow-moving, damaged or obsolete items and materials of below standard quality, all of which have been written down to net realizable market value or in respect of which adequate reserves have been provided, in each case as reflected on the 1996 Balance Sheet and the 1996 Subsidiary Balance Sheet, as the case may be). The value at which inventories are carried on the 1996 Balance Sheet and the 1996 Subsidiary Balance Sheet reflect the normal inventory valuation policy of CIS and WIS, respectively, in accordance with GAAP, of stating inventory at the lower of cost or market value. There is no reason to believe that CIS or WIS will experience in the foreseeable future any difficulty in obtaining, in the desired quantity and quality, the inventory necessary to conduct its business in the manner proposed to be conducted.

    SECTION 3.23. DISCLOSURE. No representation, warranty or covenant made by CIS and the Stockholders in this Agreement, the CIS Disclosure Letter or any Exhibit attached hereto contains an untrue statement of a material fact.
Except as set forth herein or in the CIS Disclosure Letter, the Stockholders do not know of any fact or circumstance which is reasonably likely to have a material adverse effect on the assets, liabilities, results of operations, financial condition, business or prospects of CIS and its subsidiaries taken as a whole.


                                   ARTICLE 4.
                 REPRESENTATIONS AND WARRANTIES OF WORLD ACCESS

    With such exceptions, if any, as may be set forth in a letter (the "World Access Disclosure Letter") delivered by World Access to CIS prior to the execution hereof, World Access hereby represents and warrants to CIS and the Stockholders as follows:

    SECTION 4.1. ORGANIZATION. Each of World Access and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and World Access has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. World Access is duly qualified to transact business, and is in good standing, as a foreign corporation in each jurisdiction where the character of its activities requires such qualification, except where the failure to so qualify would not have a material adverse effect on the assets, liabilities, results of operations, financial condition, business or prospects of World Access.

    SECTION 4.2. AUTHORIZATION. Each of World Access and Merger Sub has full corporate power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement and to consummate the Merger and the other transactions contemplated hereby. The execution and delivery of this Agreement by World Access and Merger Sub and the performance by World Access and Merger Sub of their respective obligations hereunder and the consummation of the Merger and the other transactions provided for herein have been duly and validly authorized by all necessary corporate action on the part of each of World Access and Merger Sub. The Boards of Directors of each of World Access and Merger Sub have approved the execution, delivery and performance of this Agreement and the consummation of the Merger and the other transactions provided for herein. This Agreement has been duly executed and delivered by each of World Access and Merger Sub and constitutes the valid and binding agreement of World Access and Merger Sub, enforceable against each of World Access and Merger Sub in accordance with its terms, subject to applicable bankruptcy, insolvency and other similar laws affecting the enforceability of creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies.

    SECTION 4.3. ABSENCE OF RESTRICTIONS AND CONFLICTS. The execution, delivery and performance of this Agreement, the consummation of the Merger and the other transactions contemplated by this Agreement, and the fulfillment of and compliance with the terms and conditions of this Agreement do not and will not, with the passing of time or the giving of notice or both, violate or conflict with, constitute a breach of or default under, result in the loss of any material benefit under, or permit the acceleration of any obligation under,
(i) any term or provision of the Articles of Incorporation or Bylaws of World Access , (ii) any contract material to the business and operations of World Access, (iii) any judgment, decree or order of any court or governmental authority or agency to which World Access is a party or by which World Access or any of its properties is bound, or (iv) any statute, law, regulation or rule applicable to World Access, so as to have, in the case of subsections (ii) through (iv) above, a material adverse effect on the assets, liabilities, results of operations, financial condition, business or prospects of World Access. Except for filing and recordation of the Certificate of Merger, no consent, approval, order or authorization of, or registration, declaration or filing with, any government agency or public or regulatory unit, agency, body or authority with respect to World Access is required in connection with the execution, delivery or performance of this Agreement by World Access or Merger Sub or the consummation of the transactions contemplated by this Agreement by World Access or Merger Sub, the failure to obtain which would have a material adverse effect upon the assets, liabilities, results of operations, financial condition, business or prospects of World Access.

    SECTION 4.4. CAPITALIZATION OF WORLD ACCESS. The authorized capital stock of World Access consists of 20,000,000 shares of common stock, $.01 par value per share, of which 16,368,473 shares were issued and outstanding as of March 13, 1997, and 500,000 shares of non-voting Class B common stock, $.01 par value per share, of which no shares were issued and outstanding as of the date hereof. All shares of World Access Common Stock outstanding as of the date hereof are duly authorized, validly issued, fully paid, nonassessable and free of pre-emptive rights. The shares of World Access Common Stock to be issued pursuant to this Agreement will at all times be properly reserved for issuance and, when issued, will be validly issued, fully paid, nonassessable and free of pre-emptive rights.

    SECTION 4.5. WORLD ACCESS SEC REPORTS. World Access has heretofore made available to the Stockholders its Annual Reports on Form 10-K for the years ended December 31, 1993, 1994 and 1995 and its Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 1996 (the "World Access SEC Reports"). As of their respective dates, the World Access SEC Reports did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Since September 30, 1996, there has been no material adverse change in the assets, liabilities, results of operations, financial condition, business or prospects of World Access, and there are no existing facts or circumstances known to the senior management of World Access reasonably likely to cause such a material adverse change. Since January 1, 1993, World Access has filed all forms, reports and documents with the Securities and Exchange Commission required to be filed by it pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder, each of which complied as to form, at the time such form, document or report was filed, in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the applicable rules and regulations promulgated thereunder.

    SECTION 4.6. DISCLOSURE. No representation, warranty or covenant made by World Access in this Agreement, the World Access Disclosure Letter or any Exhibit hereto contains any untrue statement of a material fact or omits to state a material fact required to be stated herein or therein or necessary to make the statements contained herein or therein not misleading.


                                   ARTICLE 5.
                        CERTAIN COVENANTS AND AGREEMENTS

    SECTION 5.1. NONCOMPETITION. Each of the Stockholders agrees that, from the Closing Date until the end of three (3) years after the termination of such Stockholder's employment by the Surviving Corporation for any reason whatsoever (each a "Noncompete Period"), such Stockholder, unless acting in accordance with World Access's prior written consent and except as an employee of, or consultant to or director of, the Surviving Corporation or of World Access, will not (directly or indirectly), own, manage, operate, join, control, finance or participate in the ownership, management, operation, control or financing of, or be connected as an officer, director, employee, principal, agent, representative, consultant, investor, owner, partner, manager, joint venturer or otherwise with, or permit his name to be used by or in connection with, or lease, sell or permit to use any real property or interest therein owned by such Stockholder to, any business or enterprise engaged, directly or indirectly, in the manufacture, repair, refurbishment, sale or distribution of wireline or wireless transmission, switching, and/or access equipment for telecommunications, data and/or video applications anywhere in the world; provided, however, that the provisions of this Section 5.1 shall not be deemed to prohibit the ownership by a Stockholder of not more than five percent (5%) of any corporation having a class of securities registered pursuant to the Exchange Act. Each of the Stockholders acknowledges that (i) the provisions of this Section 5.1 are reasonable and necessary to protect the legitimate interest of World Access and the business and goodwill of CIS acquired by World Access hereby, (ii) any violation of this
Section 5.1 will result in irreparable injury to World Access and CIS and that damages at law would not be reasonable or adequate compensation to World Access and for a violation of this Section 5.1, and (iii) World Access and CIS shall be entitled to have the provisions of this Section 5.1 specifically enforced by preliminary and permanent injunctive relief without the necessity of proving actual damages and without posting bond or other security as well as to an equitable accounting of all lost earnings, profits and other benefits, including, without limitation, future earnings estimated upon a basis of seven
(7) years as the anticipated average tenure of a customer with the Surviving Corporation, arising out of any violation of this Section 5.1. In the event that the provisions of this Section 5.1 should ever be deemed to exceed the time, geographic, product or any other limitations permitted by applicable law, then such provisions shall be deemed reformed to the maximum extent permitted by applicable law.

    SECTION 5.2. NO INTERFERENCE. Each of the Stockholders agrees, individually and not on behalf of any other Stockholder, that, during the Noncompete Period, such Stockholder will not (directly or indirectly): (i) hire or offer employment to any employee of CIS whose employment is continued by CIS, the Surviving Corporation or World Access after the Closing Date; or
(ii) solicit, induce or influence any customer, supplier, lender, lessor or any other person that then has, or at the Closing Date had, a business relationship with World Access or any of its subsidiaries or CIS, to discontinue or otherwise change any such relationships.

    SECTION 5.3.      LISTING APPLICATION.   World Access shall cause the World
Access Common Stock to be issued pursuant to this Agreement to be included for trading in the Nasdaq National Market (or other principal exchange on which the World Access Common Stock may be traded).

    SECTION 5.4.      OTHER COVENANTS OF THE STOCKHOLDERS.

         (a) None of the Stockholders nor any entity or person controlled by, related to or affiliated with any such Stockholder (collectively, the "Stockholder Group") shall, directly or indirectly, acquire any shares of capital stock of World Access which are then entitled to vote generally in the election of directors (the "Voting Securities") (except by way of stock dividend or other distributions or offerings made available to holders of Voting Securities generally) if the effect of such acquisition would be to increase the aggregate voting power in the election of directors of all Voting Securities then owned by all members of the Stockholder Group to greater than 15% of such total combined voting power of all the Voting Securities then outstanding.

         (b) Each of the Stockholders shall take such action as may be required so that all Voting Securities owned by any member of the Stockholder Group are voted for nominees to the Board of Directors of World Access and, unless World Access otherwise consents in writing, on all other matters to be voted on by the holders of Voting Securities, in the same proportion as the votes cast by other holders of Voting Securities, provided that provisions of this subsection (b) shall not apply after a Change in Control of World Access (as hereafter defined).

         (c) Except as otherwise permitted hereby, no member of the Stockholder Group shall deposit any Voting Securities in a voting trust or subject any Voting Securities to any arrangement or agreement with respect to the voting of such Voting Securities.

         (d) No member of the Stockholder Group shall solicit proxies or become a "participant" in a "solicitation" (as such terms are defined in Regulation 14A under the Exchange Act) in opposition to the recommendation of the majority of the directors of World Access with respect to any matter.

         (e) No member of the Stockholder Group shall join a partnership, limited partnership, syndicate or other group, or otherwise act in concert with any other person, for the purpose of acquiring, holding, voting or disposing of Voting Securities, or otherwise become a "person" within the meaning of Section 13(d)(3) of the Exchange Act (in each case other than solely with members of the Stockholder Group).

         (f) For purposes of this Agreement, a "Change in Control" of World Access shall have occurred if:

             (1) a majority of the directors of World Access shall be persons other than persons: (A) for whose election proxies shall have been solicited by the Board of Directors of World Access (the "Board"), or (B) who are then serving as directors appointed by the Board to fill vacancies on the Board caused by death or resignation (but not by removal) or to fill newly-created directorships;

             (2) a majority of the outstanding voting power of World Access shall have been acquired or beneficially owned (as defined in Rule 13d-3 under the Exchange Act or any successor rule thereto) by any person (other than World Access or a subsidiary of World Access); or

             (3)      there shall have occurred:

             (A) a merger or consolidation of World Access with or into another corporation (other than a merger or consolidation with a subsidiary of World Access or a merger or consolidation in which (aa) the holders of voting stock of World Access immediately prior to the merger as a class continue to hold immediately after the merger at least a majority of all outstanding voting power of the surviving or resulting corporation or its parent and (bb) all holders of each outstanding class or series of voting stock of World Access immediately prior to the merger or consolidation have the right to receive substantially the same cash, securities or other property in exchange for their voting stock of World Access as all other holders of such class or series);

             (B) a statutory exchange of shares of one or more classes or series of outstanding voting stock of World Access for cash, securities or other property;

             (C) the sale or other disposition of all or substantially all of the assets of World Access (in one transaction or a series of transactions); or

             (D)      the liquidation or dissolution of World Access.

    SECTION 5.5.      GUARANTEE OF COLLECTIBILITY OF RECEIVABLES.

    (a) GUARANTEE. Subject to the limitations set forth in this Section 5.5, the Stockholders, jointly and severally, guarantee to the Buyer that all accounts and notes receivable and other receivables arising out of sales made between January 1, 1997 and the Closing Date by CIS or any of its subsidiaries (the "Receivables") are valid and legally binding obligations of the persons owing said amounts to CIS or such subsidiary, as the case may be, and that the full amount of the Receivables will be paid to the Buyer on or before September 30, 1997, provided that this guarantee shall not be applicable or effective if the nonpayment of a Receivable results from any claim or offset asserted against the Buyer by the account debtor.

    (b) UNPAID RECEIVABLES. If any part of the Receivables has not been paid on or before September 30, 1997, and such nonpayment does not result from any claim or offset asserted against the Buyer by the account debtor, then the Buyer may reassign to the Stockholders, on or before December 31, 1997, all or any part of the unpaid part of the Receivables, free and clear of any lien arising on or after the Closing, in which event the Stockholders shall pay to the Buyer in cash or by bank check that amount equal to such reassigned part of the unpaid part of the Receivables.

    (c) APPLICATION OF COLLECTIONS. All Receivables collected by the Buyer after the Closing from any account debtor and any credits given by the Buyer after the Closing for goods returned by any account debtor shall be applied first against said account debtor's Receivable.

                                   ARTICLE 6.
                                OTHER AGREEMENTS

    SECTION 6.1. EMPLOYMENT AGREEMENTS. At the Closing, Merger Sub shall execute and deliver an employment agreement with each of Messrs. Canham, Schuchman and Simon, respectively, substantially in the forms attached hereto as Exhibits 6.1(a), (b) and (c) (the "Employment Agreements").

    SECTION 6.2. REPAYMENT OF STOCKHOLDERS' LOANS. All loans from (or any other amounts advanced by) CIS to any of the Stockholders shall be repaid in full at the Closing.

    SECTION 6.3. REGISTRATION RIGHTS AGREEMENT. At the Closing, World Access and the Stockholders shall execute and deliver a registration rights agreement substantially in the form attached hereto as Exhibit 6.3 (the "Registration Rights Agreement").

    SECTION 6.4. OPINION OF COUNSEL. At the Closing, World Access shall have received an opinion from counsel for CIS and the Stockholders, dated the Closing Date, in form and substance reasonably satisfactory to World Access, substantially to the effect that:

                 (i) CIS is validly organized, existing, in good standing and authorized to do business in the state of its incorporation and has all requisite corporate power and authority to own and operate its properties and to carry on its business as currently conducted and is duly qualified to do business in each other state in which the failure to so qualify would have a material adverse effect on its operations in such state.

                 (ii) The Stockholders and CIS have full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

                 (iii) The officers of CIS who have executed this Agreement have the authority to so execute this Agreement on behalf of CIS.

                 (iv) The Stockholders and CIS have taken all requisite action to authorize, approve and carry out this Agreement and the transactions on the part of the Stockholders contemplated hereby, and this Agreement constitutes a legal, valid and binding agreement of the Stockholders and CIS enforceable against each of them in accordance with its terms, except that no opinion need be expressed as to the enforceability of Sections 5.1 and 5.2 of this Agreement, and each of the Employment Agreements, the Registration Rights Agreement, and the Tax Reporting Agreement (as hereafter defined) (collectively, the "Ancillary Agreements") constitutes a legal, valid and binding obligation of the Stockholders enforceable against the signatory thereto (other than Merger Sub or World Access) in accordance with its terms, except, in each case, as such enforcement may be limited by (A) bankruptcy, insolvency, reorganization, moratorium, and other laws and legal and equitable principles of general application affecting the rights or remedies of creditors, and (B) the fact that specific performance and other equitable remedies provided therein are discretionary with the courts and may not be enforceable.

                 (v) The execution, delivery and performance of this Agreement by the Stockholders and CIS, and of the Ancillary Agreements by the Stockholders, and the consummation of the transactions on the part of the Stockholders and CIS contemplated hereby and thereby will not result in any breach, violation, default or acceleration of the obligations of the Stockholders, CIS or any of its subsidiaries under the Articles of Incorporation or Bylaws of CIS or any judgment, decree, order, lease, license, contract or other agreement which is applicable to the Stockholders or CIS and of which such counsel is aware following due inquiry.

                 (vi) The consummation of the transactions on the part of the Stockholders or CIS contemplated by this Agreement or any of the Ancillary Agreements do not require the consent, approval, authorization or order, giving of notice to, or the registration with, any court or any Federal, state, or other governmental authority, agency or instrumentality or any other person of which such counsel is aware following due inquiry.

               (vii) To the best of such counsel's knowledge after due inquiry, (A) no action or proceeding against any Stockholder or CIS is pending before any court, or before or by any governmental body, to restrain, prohibit, invalidate or obtain damages with respect to or otherwise question or attack the transactions contemplated by this Agreement or any of the Ancillary Agreements, and (B) none of the Stockholders is involved in any litigation which might have an adverse effect on CIS and its subsidiaries taken as a whole.

                (viii) CIS's authorized capital stock consists of 2,500 shares of Common Stock, no par value, of which 300 shares are outstanding, all of which have been duly authorized and validly issued and are fully paid and nonassessable.

                (ix) Each of the Stockholders is the holder of record of that number of shares of CIS stock set forth opposite his name on Exhibit 2.1(a) and, to the best of such counsel's knowledge after due inquiry, owns all of such shares free and clear of any liens, claims, charges, restrictions, equities or encumbrances of any kind.

    SECTION 6.5. TAX REPORTING AGREEMENT. At the Closing, World Access, Merger Sub, CIS and the Stockholders shall execute and deliver a tax reporting agreement in substantially the form attached hereto as Exhibit 6.5 (the "Tax Reporting Agreement").

    SECTION 6.6. ASSIGNMENT. JTS Management, a New Jersey sole proprietorship owned by John T. Simon ("JTS"), will assign to the Surviving Corporation all of its rights under that certain Brokerage Agreement dated October 11, 1996 by and between JTS and WMC Partners, L.P. by executing and delivering to the Surviving Corporation an assignment in form and substance reasonably satisfactory to the Surviving Corporation.


                                   ARTICLE 7.
                                    CLOSING

    SECTION 7.1. CLOSING DATE. The closing (the "Closing") of the transactions contemplated hereby shall take place at the offices of Rogers & Hardin, 2700 International Tower, 229 Peachtree Street, Atlanta, Georgia 30303 at 10:00 a.m., local time, on March 27, 1997, or at such other time or place or on such other date as World Access, Merger Sub and the Stockholders may agree to in writing. The Closing shall be effective as of 12:01 a.m., local time, on the Closing Date. The date of the Closing is hereinafter sometimes referred to as the "Closing Date."

    SECTION 7.2.      DELIVERIES BY STOCKHOLDERS.    At the Closing, the
Stockholders shall deliver the following:

    (a)      Executed counterparts of the Employment Agreements to Merger Sub;

    (b) Executed counterparts of the Registration Rights Agreement to World Access;

    (c) Executed counterparts of the Tax Reporting Agreement to World Access and to Merger Sub;

    (d) Executed counterparts of the Escrow Agreement to World Access, Merger Sub and Escrow Agent; and

    (e)      the Certificates representing the CIS Stock to World Access.

    SECTION 7.3.      DELIVERIES BY WORLD ACCESS AND MERGER SUB.    At the
Closing, World Access and/or Merger Sub shall deliver the following:

    (a) Executed counterparts of the Employment Agreements to the Stockholders;

    (b) An executed counterpart of the Registration Rights Agreement to the Stockholders;

    (c) An executed counterpart of the Tax Reporting Agreement to the Stockholders;

    (d) An executed counterpart of the Escrow Agreement to the Stockholders and the Escrow Agent;

    (e) The Cash Consideration to the Stockholders by check in the amounts determined by Section 2.1(a) hereof;

    (f) An executed counterpart of the Articles of Merger to the Secretary of State of the State of Nevada; and

    (g) An executed Certificate of Merger to the Secretary of State of the State of Delaware.

    SECTION 7.4. DELIVERIES BY OTHERS. At the Closing, the following deliveries shall be made:

    (a) Counsel for the Stockholders and CIS shall deliver to World Access the opinion specified in Section 6.4 hereof;

    (b) CIS shall execute and deliver a counterpart of the Tax Reporting Agreement to each of the other parities thereto;

    (c) JTS shall execute and deliver to the Surviving Corporation the assignment contemplated by Section 6.6 hereof;

    (d) The Escrow Agent shall execute and deliver a counterpart of the Escrow Agreement to each of the other parties thereto;

    (e) Counsel to World Access and Merger Sub shall deliver its opinion to CIS in form and substance reasonably satisfactory to counsel to CIS; and

    (f) CIS shall execute and deliver a counterpart of the Articles of Merger to the Secretary of State of the State of Nevada.


                                   ARTICLE 8.
                                INDEMNIFICATION

    SECTION 8.1.      DEFINITIONS.  For the purposes of this Article 8:

     (i)     "CIS Indemnitors" shall mean the Stockholders.

     (ii)    "CIS Indemnitors Representative" shall mean Thomas R. Canham.

     (iii)   "CIS Indemnitees" shall mean the Stockholders.

     (iv) "Indemnification Claim" shall mean a claim for indemnification hereunder.

     (v) "Indemnitee" or "Indemnitees" shall mean one or more, as the case may be, of the World Access Indemnitees and the CIS Indemnitees, without distinction as the context requires.

     (vi) "Indemnitor" or "Indemnitors" shall mean one or more, as the case may be, of the World Access Indemnitors and the CIS Indemnitors, without distinction.

     (vii) "Indemnitors Representative" shall mean World Access or Mr. Canham, without distinction, as the case may be.

     (viii) "Losses" shall mean any and all demands, claims, actions or causes of action, assessments, losses, damages (including special and consequential damages), liabilities, costs and expenses, including, without limitation, interest, penalties, cost of investigation and defense, and reasonable attorneys' and other professional fees and expenses.

     (ix) "World Access Indemnitees" shall mean World Access, the Surviving Corporation, and their respective agents, representatives, employees, officers, directors, stockholders, controlling persons and affiliates (other than the Stockholders).

     (x) "World Access Indemnitors" shall mean World Access and the Surviving Corporation, jointly and severally.

     (xi)     "World Access Indemnitors Representative" shall mean World Access.

     (xii) "Third Party Claim" shall mean any claim, suit or proceeding (including, without limitation, a binding arbitration or an audit by any taxing authority) that is instituted against an Indemnitee by a person or entity other than an Indemnitor and which, if prosecuted successfully, would result in a Loss for which such Indemnitee is entitled to indemnification hereunder.

    SECTION 8.2. AGREEMENT OF CIS INDEMNITORS TO INDEMNIFY. Subject to the terms and conditions of this Article 8, the CIS Indemnitors, jointly and severally, agree to indemnify, defend and hold harmless World Access Indemnitees, and each of them, from, against, for and in respect of any and all Losses asserted against, or paid, suffered or incurred by, a World Access Indemnitee and resulting from, based upon or arising out of:

         (i) the inaccuracy or untruth of any representation or warranty of CIS contained in or made pursuant to this Agreement or the CIS Disclosure Letter or in or made pursuant to any exhibit furnished by CIS or the CIS Indemnitors in connection herewith regardless of whether the same was deliberate, reckless, negligent, innocent or unintentional;

         (ii) a breach of or failure to perform any covenant, undertaking, condition or agreement of CIS or the CIS Indemnitors made in this Agreement or any Ancillary Agreement regardless of whether the same was deliberate, reckless, negligent, innocent or unintentional; or

         (iii) the agreement by and between CIS and The Geneva Companies, Inc. dated December 30, 1996 (the "Geneva Agreement").

    SECTION 8.3. AGREEMENT OF WORLD ACCESS INDEMNITORS TO INDEMNIFY. Subject to the terms and conditions of this Article 8, the World Access Indemnitors, jointly and severally, agree to indemnify, defend and hold harmless the CIS Indemnitees, and each of them, from, against, for and in respect of any and all Losses asserted against, or paid, suffered or incurred by, each CIS Indemnitee and resulting from, based upon, arising out of or in connection with:

         (i) the inaccuracy or untruth of any representation or warranty of any World Access Indemnitor, contained in or made pursuant to this Agreement or the World Access Disclosure Letter or in or made pursuant to any exhibit furnished by the World Access Indemnitors, or either of them, in connection herewith regardless of whether the same was deliberate, reckless, negligent, innocent or unintentional; or

         (ii) a breach of or failure to perform any covenant, undertaking, condition or agreement of the World Access Indemnitors, or either of them, made in this Agreement or in any Ancillary Agreement regardless of whether the same was deliberate, reckless, negligent, innocent or unintentional.

    SECTION 8.4. PROCEDURES FOR INDEMNIFICATION. The obligations and liabilities of the parties with respect to an Indemnification Claim shall be subject to the following terms and conditions:

         (i) An Indemnification Claim shall be made by a World Access Indemnitee by delivery of a written notice to the CIS Indemnitors Representative requesting indemnification from the CIS Indemnitors and specifying the basis on which indemnification is sought and the amount of asserted Losses and, in the case of a Third Party Claim, containing (by attachment or otherwise) such other information as such Indemnitee shall have concerning such Third Party Claim.

         (ii) An Indemnification Claim shall be made by a CIS Indemnitee by delivery of a written notice to the World Access Indemnitors Representative requesting indemnification and specifying the basis on which indemnification is sought and the amount of asserted Losses and, in the case of a Third Party Claim, containing (by attachment or otherwise) such other information as such Indemnitee shall have concerning such Third Party Claim.

         (iii) If the Indemnification Claim involves a Third Party Claim, the procedures set forth in Section 8.4 hereof shall also be observed by the Indemnitee and the Indemnitors Representative.

         (iv) If the Indemnification Claim involves a matter other than a Third Party Claim, the Indemnitors Representative shall have thirty (30) days to object to such Indemnification Claim by delivery of a written notice of such objection to such Indemnitee specifying in reasonable detail the basis for such objection. Failure to timely so object shall constitute a final and binding acceptance of the Indemnification Claim by the Indemnitors Representative on behalf of all the subject Indemnitors, and the Indemnification Claim shall be paid in accordance with subsection (iv) hereof.

         (v) Upon determination of the amount of an Indemnification Claim, whether by agreement between the Indemnitors Representative and the Indemnitee or otherwise, the Indemnitors shall pay the amount of such Indemnification Claim within ten (10) days of the date such amount is determined.

    SECTION 8.5. THIRD PARTY CLAIMS. The obligations and liabilities of the parties hereunder with respect to a Third Party Claim shall be subject to the following terms and conditions:

         (i) The Indemnitee shall give the applicable Indemnitors Representative written notice of a Third Party Claim promptly after receipt by the Indemnitee of notice thereof, and the Indemnitors Representative, on behalf of the Indemnitors, may undertake the defense, compromise and settlement thereof by representatives of its own choosing reasonably acceptable to the Indemnitee. The failure of the Indemnitee to notify the Indemnitors Representative of such claim shall not relieve the Indemnitors of any liability that they may have with respect to such claim except to the extent the Indemnitors Representative demonstrates that the defense of such claim is prejudiced by such failure. The assumption of the defense, compromise and settlement of any such Third Party Claim by the Indemnitors Representative shall be an acknowledgment of the obligation of the Indemnitors to indemnify the Indemnitee with respect to such claim hereunder. If the Indemnitee desires to participate in, but not control, any such defense, compromise and settlement, it may do so at its sole cost and expense. If, however, the Indemnitors Representative fails or refuses to undertake the defense of such Third Party Claim within ten (10) days after written notice of such claim has been given to the Indemnitors Representative by the Indemnitee, the Indemnitee shall have the right to undertake the defense, compromise and settlement of such claim with counsel of its own choosing. In the circumstances described in the immediately preceding sentence, the Indemnitee shall, promptly upon its assumption of the defense of such claim, make an Indemnification Claim as specified in Section 8.3 which shall be deemed an Indemnification Claim that is not a Third Party Claim for the purposes of the procedures set forth herein.

         (ii) If, in the reasonable opinion of the Indemnitee, any Third Party Claim or the litigation or resolution thereof involves an issue or matter which could have a material adverse effect on the business, operations, assets, properties or prospects of the Indemnitee (including, without limitation, the administration of the tax returns and responsibilities under the tax laws of the Indemnitee), the Indemnitee shall have the right to control the defense, compromise and settlement of such Third Party Claim undertaken by the Indemnitors Representative, and the reasonable costs and expenses of the Indemnitee in connection therewith shall be included as part of the indemnification obligations of the Indemnitors hereunder. If the Indemnitee shall elect to exercise such right, the Indemnitors Representative shall have the right to participate in, but not control, the defense, compromise and settlement of such Third Party Claim at its sole cost and expense.

          (iii) No settlement of a Third Party Claim involving the asserted liability of the Indemnitors under this Article 8 shall be made without the prior written consent by or on behalf of the Indemnitors Representative, which consent shall not be unreasonably withheld or delayed. Consent shall be presumed in the case of settlements of $10,000 or less where the Indemnitors Representative has not responded within five (5) business days of notice of a proposed settlement. If the Indemnitors Representative assumes the defense of such a Third Party Claim, (A) no compromise or settlement thereof may be effected by the Indemnitors Representative without the Indemnitee's consent unless (i) there is no finding or admission of any violation of law or any violation of the rights of any person and no effect on any other claim that may be made against the Indemnitee, (ii) the sole relief provided is monetary damages that are paid in full by the Indemnitors, and (iii) the compromise or settlement includes, as an unconditional term thereof, the giving by the claimant or the plaintiff to the Indemnitee of a release, in form and substance satisfactory to the Indemnitee, from all liability in respect of such Third Party Claim, and (B) the Indemnitee shall have no liability with respect to any compromise or settlement thereof effected without its consent.

         (iv) In connection with the defense, compromise or settlement of any Third Party Claim, the parties to this Agreement shall execute such powers of attorney as may reasonably be necessary or appropriate to permit participation of counsel selected by any party hereto and, as may reasonably be related to any such claim or action, shall provide access to the counsel, accountants and other representatives of each party during normal business hours to all properties, personnel, books, tax records, contracts, commitments and all other business records of such other party and will furnish to such other party copies of all such documents as may reasonably be requested (certified, if requested).

    SECTION 8.6. OTHER RIGHTS AND REMEDIES NOT AFFECTED. The rights of the Indemnitees under this Article 8 are independent of and in addition to such rights and remedies as the Indemnitees may have at law or in equity or otherwise for any misrepresentation, breach of warranty or the failure to fulfill any agreement or covenant hereunder on the part of any Indemnitor, including, without limitation, the right to seek specific performance, recession or restitution, none of which rights or remedies shall be affected or diminished hereby.

    SECTION 8.7. SURVIVAL. Subject to Section 8.8 hereof, all representations, warranties and agreements contained in this Agreement or in any certificate, schedule or exhibit delivered pursuant to this Agreement, in each case as supplemented or amended by the respective Indemnitors' Disclosure Letter, shall survive the Closing notwithstanding any investigation conducted with respect thereto or any knowledge acquired as to the accuracy or inaccuracy of any such representation or warranty.

    SECTION 8.8. TIME LIMITATIONS. The CIS Indemnitors shall have no liability under Section 8.2, unless on or before the third anniversary of the Closing Date the World Access Indemnitors are given notice asserting an Indemnification Claim with respect thereto; provided, however, that an Indemnification Claim based upon a breach of the representations and warranties of the CIS Indemnitors contained in (i) Sections 3.1, 3.2, 3.3, 3.4 and 3.16 may be made at any time except as limited by law, (ii) Sections 3.11 and 3.18 may be made at any time prior to the expiration of the applicable statute of limitations relative to the liability relating thereto; and (iii) Section 3.17 may be made at any time prior to the fifth anniversary of the Closing Date.

    SECTION 8.9. LIMITATIONS AS TO AMOUNT PAYABLE BY CIS INDEMNITORS. The CIS Indemnitors shall have no liability with respect to the matters described in Section 8.2 until the total of all Losses with respect thereto exceeds $75,000 in which event the Indemnitors shall be obligated to indemnify the World Access Indemnitees as provided in this Article 8 for all such Losses; provided, however, that the limitations set forth in this Section 8.9 shall not apply to Losses related to the Geneva Agreement or related to any intentional misrepresentation or breach of warranty of the CIS Indemnitors or any intentional failure to perform or comply with any covenant or agreement of the CIS Indemnitors, and the CIS Indemnitors shall be liable for all Losses with respect thereto.

    SECTION 8.10. LIMITATIONS AS TO AMOUNT PAYABLE BY WORLD ACCESS AND SURVIVING CORPORATION. The World Access Indemnitors shall have no liability with respect to the matters described in Section 8.3 until the total of all Losses with respect thereto exceeds $75,000, in which event the World Access Indemnitors shall be obligated to indemnify the CIS Indemnitees as provided in this Article 8 for all such Losses; provided, however, that the limitations set forth in this Section 8.10 shall not apply to Losses related to any intentional misrepresentation or breach of warranty of the World Access Indemnitors or any intentional failure to perform or comply with any covenant or agreement of the World Access Indemnitors, and the World Access Indemnitors shall be liable for all Losses with respect thereto.

    SECTION 8.11. SUBROGATION. Upon payment in full of any Indemnification Claim, whether such payment is effected by set-off or otherwise, or the payment of any judgment or settlement with respect to a Third Party Claim, the Indemnitors shall be subrogated to the extent of such payment to the rights of the Indemnitee against any person or entity with respect to the subject matter of such Indemnification Claim or Third Party Claim.

    SECTION 8.12. APPOINTMENT OF CIS INDEMNITORS REPRESENTATIVE. Each CIS Indemnitor constitutes and appoints the CIS Indemnitors Representative as his true and lawful attorney-in-fact to act for and on behalf of such CIS Indemnitor in all matters relating to or arising out of this Article 8 and the liability or asserted liability of such CIS Indemnitor hereunder, including specifically, but without limitation, accepting and agreeing to the liability of such CIS Indemnitor with respect to any Indemnification Claim, objecting to any Indemnification Claim, disputing the liability of such CIS Indemnitor, or the amount of such liability, with respect to any Indemnification Claim and prosecuting and resolving such dispute as herein provided, accepting the defense, compromise and settlement of any Third Party Claim on behalf of such CIS Indemnitor or refusing to accept the same, settling and compromising the liability of such CIS Indemnitor hereunder, instituting and prosecuting such actions (including arbitration proceedings) as the CIS Indemnitors Representative shall deem appropriate in connection with any of the foregoing, retaining counsel, accountants, appraisers and other advisers in connection with any of the foregoing, all for the account of the CIS Indemnitor, such CIS Indemnitor agreeing to be fully bound by the acts, decisions and agreements of the CIS Indemnitor Representative taken and done pursuant to the authority herein granted. Each CIS Indemnitor hereby agrees to indemnify and to save and hold harmless the CIS Indemnitors Representative from any liability incurred by the CIS Indemnitors Representative based upon or arising out of any act, whether of omission or commission, of the CIS Indemnitors Representative pursuant to the authority herein granted, other than acts, whether of omission or commission, of the CIS Indemnitors Representative that constitute willful misconduct in the exercise by the CIS Indemnitors Representative of the authority herein granted. The death or incapacity of any CIS Indemnitor shall not terminate the authority and agency of the CIS Indemnitors Representative. In the event of the resignation of a CIS Indemnitors Representative, the resigning CIS Indemnitors Representative shall appoint a successor either from among the CIS Indemnitors or who shall otherwise be acceptable to World Access and who shall agree in writing to accept such appointment, and the resigning CIS Indemnitors Representative's resignation shall not be effective until such a successor shall exist. If a CIS Indemnitors Representative should die or become incapacitated, his successor shall be appointed within thirty (30) days of his death or incapacity by a majority of the CIS Indemnitors, and such successor either shall be a Shareholder or shall otherwise be acceptable to World Access. The choice of a successor CIS Indemnitors Representative appointed in any manner permitted above shall be final and binding upon all of the CIS Indemnitors. The decisions and actions of any successor CIS Indemnitors Representative shall be, for all purposes, those of a CIS Indemnitors Representative as if originally named herein.

    SECTION 8.13. PAYMENT. In the event that the Indemnitors are required to make any payment under this Article 8, the Indemnitors shall promptly pay the Indemnitee the amount so determined. The Indemnitors may satisfy any indemnity obligation under this Article 8 by delivering shares of World Access Common Stock, valued for such purpose at the Average Closing Price. World Access shall have the right to set-off against or to deduct from any payments to be made to any Stockholder pursuant to Section 2.1 hereof or pursuant to any of the Ancillary Agreements any amounts claimed by World Access to be owed to it by the Stockholders pursuant to this Article 8, or to withhold the making of any such payment based upon any such claimed indebtedness. If there should be a dispute as to the amount or manner of determination of any indemnity obligation owed under this Article 8, the Indemnitors shall nevertheless pay when due such portion, if any, of the obligation as shall not be subject to dispute. The difference, if any, between the amount of the obligation ultimately determined as properly payable under this Article 8 and the portion, if any, theretofore paid shall bear interest as provided below. If all or part of any indemnification obligation under this Agreement is not paid when due, then the Indemnitors shall pay the Indemnitee interest on the unpaid amount of the obligation for each day from the date the amount became due until payment in full, payable on demand, at the fluctuating rate per annum which at all times shall be the lowest rate of interest generally charged from time to time by Morgan Guaranty Trust Company of New York and publicly announced by such bank as its so-called "prime rate," and the Company shall pay interest on any amounts set-off pursuant to this Section 8.13 which are subsequently paid to a Stockholder at a rate equal to the "prime rate" from the day of such set-off until paid to such Stockholder.



                                   ARTICLE 9.
                            MISCELLANEOUS PROVISIONS

    SECTION 9.1. NOTICES. All notices and other communications under this Agreement shall be in writing and may be given by any of the following methods:
(i) personal delivery; (ii) facsimile transmission; (iii) registered or certified mail, postage prepaid, return receipt requested; or (iv) overnight delivery service requiring acknowledgment of receipt. Any such notice or communication shall be sent to the appropriate party at its address or facsimile number given below (or at such other address or facsimile number for such party as shall be specified by notice given hereunder):

    To World Access, Merger Sub or the Surviving Corporation:

         World Access, Inc.
         945 East Paces Ferry Road, Suite 2240
         Atlanta, Georgia 30326
         Facsimile:  (404) 262-2598
         Attn:  Chief Executive Officer

    with a copy to:

         Rogers & Hardin
         2700 International Tower, Peachtree Center
         229 Peachtree Street, N.E.
         Atlanta, Georgia 30303
         Facsimile:  (404) 525-2224
         Attn: Steven E. Fox, Esq.

    To CIS:

         Cellular Infrastructure Supply, Inc.
         16 W 127-83rd Street
         Burr Ridge, Illinois  60521
         Facsimile: 630-325-7251
         Attn:  Thomas R. Canham

    To a Stockholder:

         [Name of Stockholder]
         c/o Cellular Infrastructure Supply, Inc.
         16 W 127-83rd Street
         Facsimile:  630-325-7251
         Burr Ridge, Illinois  60521

    in either case, with a copy to:

         Squire, Sanders & Dempsey L.L.P.
         Two Renaissance Square
         40 North Central Avenue, Suite 2700
         Phoenix, Arizona  85004
         Attn:  Christopher D. Johnson, Esq.

    All such notices and communications shall be deemed received upon (i) actual receipt thereof by the addressee, (ii) actual delivery thereof to the appropriate address as evidenced by an acknowledged receipt, or (iii) in the case of a facsimile transmission, upon transmission thereof by the sender and confirmation of receipt.

    SECTION 9.2. DISCLOSURE LETTERS AND EXHIBITS. The CIS Disclosure Letter and the World Access Disclosure Letter and all Exhibits hereto are hereby incorporated into this Agreement and are hereby made a part hereof as if set out in full in this Agreement.

    SECTION 9.3. ASSIGNMENT; SUCCESSORS IN INTEREST. No assignment or transfer by World Access, Merger Sub or CIS of their respective rights and obligations hereunder shall be made except with the prior written consent of the other parties hereto. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their permitted successors and assigns, and any reference to a party hereto shall also be a reference to a permitted successor or assign.

    SECTION 9.4. NUMBER; GENDER. Whenever the context so requires, the singular number shall include the plural and the plural shall include the singular, and the gender of any pronoun shall include the other genders.

    SECTION 9.5. CAPTIONS. The titles, captions and table of contents contained in this Agreement are inserted herein only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof. Unless otherwise specified to the contrary, all references to Articles and Sections are references to Articles and Sections of this Agreement and all references to Exhibits are references to Exhibits to this Agreement and the CIS Disclosure Letter and the World Access Disclosure Letter.

    SECTION 9.6. CONTROLLING LAW; JURISDICTION; INTEGRATION; AMENDMENT. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Georgia without reference to Georgia's choice of law rules and each of the parties hereto hereby consents to personal jurisdiction in any federal or state court in the State of Georgia. This Agreement and the documents executed pursuant hereto supersede all negotiations, agreements and understandings among the parties with respect to the subject matter hereof and constitutes the entire agreement among the parties hereto, this Agreement may not be amended, modified or supplemented except by written agreement of the parties hereto.

    SECTION 9.7. KNOWLEDGE. As used in this Agreement, the terms "the best knowledge of the Stockholders," "known to the Stockholders" or words of similar import used herein with respect to the Stockholders shall mean the actual knowledge of each of the Stockholders, together with the knowledge a reasonable business person would have obtained after making reasonable inquiry and after exercising reasonable diligence with respect to the matters at hand.

    SECTION 9.8. SEVERABILITY. Any provision hereof which is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by law, the parties hereto waive any provision of law which renders any such provision prohibited or unenforceable in any respect.

    SECTION 9.9. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement or the terms hereof to produce or account for more than one of such counterparts.

    SECTION 9.10. ENFORCEMENT OF CERTAIN RIGHTS. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person, firm or corporation other than the parties hereto, and their successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, or result in such person, firm or corporation being deemed a third party beneficiary of this Agreement.

    SECTION 9.11. WAIVER. At any time prior to the Effective Time, the parties hereto, by or pursuant to action taken by their respective Boards of Directors in the case of World Access, Merger Sub and CIS, may, to the extent legally permitted: (a) extend the time for the performance of any of the obligations or other acts of any other party; (b) waive any inaccuracies in the representations or warranties of any other party contained in this Agreement or in any document or certificate delivered pursuant hereto; (c) waive compliance or performance by any other party with any of the covenants, agreements or obligations of such party contained herein; and (d) waive the satisfaction of any condition that is precedent to the performance by the party so waiving of any of its obligations hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. A waiver by one party of the performance of any covenant, agreement, obligation, condition, representation or warranty shall not be construed as a waiver of any other covenant, agreement, obligation, condition, representation or warranty. A waiver by any party of the performance of any act shall not constitute a waiver of the performance of any other act or an identical act required to be performed at a later time.

    SECTION 9.12. FEES AND EXPENSES. Each party hereto shall pay its own fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including, but not limited to, the fees, costs and expenses of its financial advisors, accountants and counsel; provided, however, that the Stockholders shall pay all of such fees, costs and expenses incurred by CIS or the Stockholders in excess of Twenty Thousand Dollars ($20,000), none of which shall be paid by CIS or out of any of its assets.

    IN WITNESS WHEREOF, each of the Stockholders has duly executed and delivered this Agreement, and World Access, Merger Sub and CIS have each caused this Agreement to be duly executed under seal and delivered on its behalf by an officer or representative thereto duly authorized, all as of the date first above written.



                                        /s/ Thomas R. Canham
                                        ----------------------------------------
                                        THOMAS R. CANHAM


                                        /s/ Brian A. Schuchman
                                        ----------------------------------------
                                        BRIAN A. SCHUCHMAN


                                        /s/ John T. Simon
                                        ----------------------------------------
                                        JOHN T. SIMON


                                    CELLULAR INFRASTRUCTURE SUPPLY, INC.


                                    By: /s/ Thomas R. Canham
                                        ----------------------------------------
                                      Its:   President
                                           -------------------------------------

                                    Attest: /s/ John T. Simon
                                            ------------------------------------
                                          Its:   Secretary
                                               ---------------------------------

                                                    [CORPORATE SEAL]


                                    WORLD ACCESS, INC.


                                    By: /s/ Steven A. Odom
                                        ----------------------------------------
                                      Its:   Chairman of the Board
                                           -------------------------------------

                                    Attest:  /s/ Mark A. Gergel
                                             -----------------------------------
                                          Its:  Executive Vice President and CFO
                                               ---------------------------------

                                                    [CORPORATE SEAL]

                                    CIS ACQUISITION CORP.



                                    By:  /s/ Steven A. Odom
                                         ---------------------------------------
                                      Its:  Chairman of the Board
                                           -------------------------------------

                                    Attest: /s/ Mark A. Gergel
                                            ------------------------------------
                                          Its:  Treasurer
                                               ---------------------------------
                                                    [CORPORATE SEAL]

                                                                  EXHIBIT 2.1(A)

                                CIS STOCKHOLDERS


             COLUMN A                             COLUMN B                            COLUMN C
             --------                             --------                            --------

         NAME AND ADDRESS
          OF STOCKHOLDER                   NUMBER OF SHARES OWNED              PROPORTIONATE INTEREST
----------------------------------   ----------------------------------  ----------------------------------
Thomas R. Canham                                    100                                  1/3
Cellular Infrastructure
  Supply, Inc.
16 W 127-83rd Street
Burr Ridge, Illinois  60521

Brian A. Schuchman                                  100                                  1/3
Cellular Infrastructure
  Supply, Inc.
16 W 127-83rd Street
Burr Ridge, Illinois  60521

John T. Simon                                       100                                  1/3
Cellular Infrastructure
  Supply, Inc.
27-3 Ironia Road
Flanders, New Jersey  07836


                                                                  EXHIBIT 2.1(B)

                                ESCROW AGREEMENT


         THIS ESCROW AGREEMENT (the "Agreement") is made and entered into as of the 27th day of March 1997, by and among WORLD ACCESS, INC. a Delaware corporation ("World Access"), CIS ACQUISITION CORP., a Delaware corporation (the "Surviving Corporation"), CAUTHEN & FELDMAN, P.A., a Florida professional association (the "Escrow Agent"), and THOMAS R. CANHAM, an individual resident of the State of Illinois, BRIAN A. SCHUCHMAN, an individual resident of the State of Illinois, and JOHN T. SIMON, an individual resident of the State of New Jersey (each such person a "Stockholder" and, collectively, the "Stockholders").


                              W I T N E S S E T H:

         WHEREAS, the Stockholders are all of the stockholders of Cellular Infrastructure Supply, Inc., a Nevada corporation ("CIS");

         WHEREAS, certain of the parties hereto, among others, have entered into an Agreement and Plan of Merger dated as of March 27, 1997, a copy of which is attached hereto as Exhibit A and incorporated herein by reference (the "Merger Agreement"), pursuant to which, among other things, CIS will be merged with and into the Surviving Corporation, a wholly-owned subsidiary of World Access, with the separate corporate existence of CIS then terminating (the "Merger"); and

         WHEREAS, Section 2.1(a) of the Merger Agreement requires World Access to deliver 845,010 shares (the "Escrow Shares") of its common stock, $.01 par value per share (the "World Access Shares"), to the Escrow Agent, to hold and distribute such shares pursuant to the terms hereof;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. ESCROW DEPOSIT. Within ten (10) business days of the execution hereof, World Access shall cause to be delivered to the Escrow Agent, to be held and distributed as hereinafter provided, stock certificates issued in the name of each of the Stockholders representing such Stockholder's Proportionate Interest (as set forth in Column C of Schedule 1 hereto) in the Escrow Shares, and each of the Stockholders shall deliver to the Escrow Agent a stock power duly endorsed in blank with signature guarantee with respect to the Escrow Shares.

         2. PROPERTY DISTRIBUTED IN RESPECT OF ESCROW SHARES. During the term hereof, the Escrow Agent shall receive all of the money, securities, rights or property distributed in respect of the Escrow Shares, including any such property distributed as dividends, such property to be held and administered as herein provided (the "Share Proceeds").

         3. VOTING AND TRANSFER OF ESCROW SHARES. For so long as the Escrow Shares are held by the Escrow Agent, World Access shall be entitled to exercise any and all voting or consensual rights and powers relating to or pertaining to the Escrow Shares so held by the Escrow Agent, and the Stockholders shall execute and deliver to World Access all such proxies, powers of attorney and other instruments as World Access may request for the purpose of enabling World Access to exercise the voting and consensual rights and powers that World Access is entitled to exercise pursuant hereto. Until such time as they are distributed as hereinafter provided, no Stockholder shall transfer the Escrow Shares, or any interest therein except under the laws of descent and distribution.

         4. FEES OF ESCROW AGENT. The Escrow Agent shall be entitled to a fee (the "Escrow Fee") based upon its normal hourly billing rate as compensation for its services hereunder. Except as otherwise expressly provided herein, the Escrow Fee and all costs and expenses incurred by the Escrow Agent in connection with the establishment and maintenance of the escrow established hereby shall be payable by World Access upon demand therefor from the Escrow Agent.

         5.      DISTRIBUTION OF ESCROW SHARES.

         (a)  Upon receipt of the Certificates of Instruction provided in
Section 7 below, the Escrow Agent shall distribute the Escrow Shares held by it under this Agreement in the aggregate amounts (each a "Release Amount") (together with the pro rata portion of the Share Proceeds, if any, allocable thereto) based upon the Pre-Tax Net Income (as defined in the Merger Agreement) of the Surviving Corporation on the release dates set forth below (each a "Release Date") for the performance period set forth below (each a "Performance Period") which corresponds with such Release Date.

                           PERFORMANCE PERIOD                                           RELEASE DATE
          ----------------------------------------------------              -----------------------------------
          January 1, 1997 to and including December 31, 1997                         February 15, 1998
          (the "First Performance Period")

          January 1, 1998 to and including December 31, 1998                         February 15, 1999
          (the "Second Performance Period")

          January 1, 1999 to and including December 31, 1999                         February 15, 2000
          (the "Third Performance Period")

         (b) The aggregate number of Escrow Shares to be released to the Stockholders on the Release Date which corresponds to the First Performance Period will be determined on a pro rata basis based on the Pre-Tax Net Income as set forth in Release Table No. 1 below.

                                                 RELEASE TABLE NO. 1
                                                                           Release Amount
                                  Pre-Tax Net Income                     (Number of Shares)
                       ---------------------------------------           ------------------

                                                                     Minimum           Maximum
                                                                     -------           -------
                       Less than $4,000,000  . . . . . . . . .        None              None

                       $4,000,000 to and including
                         $4,999,999  . . . . . . . . . . . . .       244,929           330,655


                       $5,000,000 to and including
                         $5,999,999  . . . . . . . . . . . . .       330,656           416,381

                       $6,000,000 to and including
                         $6,999,999  . . . . . . . . . . . . .       416,382           477,613


                       $7,000,000 and more . . . . . . . . . .         N/A             477,615

         Notwithstanding the foregoing, if the arithmetic average of the daily closing price per share, rounded to four decimal places, of the World Access Shares as reported on the Nasdaq National Market (or other principal exchange on which the World Access Shares are then traded) for each of the twenty (20) consecutive trading days ending (and including) the trading day that occurs two trading days prior to (and not including) the Release Date which corresponds to the First Performance Period (the "First Performance Period Adjusted Average Closing Price") exceeds $14.00 per share, then the number of Escrow Shares to be released to the Stockholders with respect to the First Performance Period shall be reduced to a number equal to (i) the number of Escrow Shares to be released determined by reference to Release Table No. 1 above multiplied by
(ii) the quotient of $14.00 divided by the First Performance Period Adjusted Average Closing Price.

         (c) The aggregate number of Escrow Shares to be released to the Stockholders on the Release Date which corresponds to the Second Performance Period will be as set forth in Release Table No. 2 below.


                                                 RELEASE TABLE NO. 2
                                                                                 Release Amount
                                     Pre-Tax Net Income                        (Number of Shares)
                    ----------------------------------------------------   --------------------------
                    Greater than $4,500,000   . . . . . . . . . . . . .              244,929

         If the Pre-Tax Net Income for the First Performance Period exceeds $7,000,000, then such excess may be carried over and added to the Pre-Tax Net Income for the Second Performance Period, provided that the Pre-Tax Net Income for the Second Performance equals at least $3,000,000 without taking into account any amount permitted to be carried over from the First Performance Period.

         Notwithstanding the foregoing, if the arithmetic average of the daily closing price per share, rounded to four decimal places, of the World Access Shares as reported on the Nasdaq National Market (or other principal exchange on which the World Access Shares are then traded) for each of the twenty (20) consecutive trading days ending (and including) the trading day that occurs two trading days prior to (and not including) the Release Date which corresponds to the Second Performance Period (the "Second Performance Period Adjusted Average Closing Price") exceeds $18.00 per share, then the number of Escrow Shares to be released to the Stockholders with respect to the Second Performance Period shall be reduced to a number equal to (i) the number of Escrow Shares to be released determined by reference to Release Table No. 2 above multiplied by
(ii) the quotient of $18.00 divided by the Second Performance Period Adjusted Average Closing Price.

         (d) The aggregate number of Escrow Shares to be released to the Stockholders on the Release Date which corresponds to the Third Performance Period will be as set forth in Release Table No. 3 below.


                                                  RELEASE TABLE NO. 3
                                                                                 Release Amount
                                     Pre-Tax Net Income                        (Number of Shares)
                    ----------------------------------------------------   --------------------------
                    Greater than $5,000,000   . . . . . . . . . . . . .              122,466

         If the aggregate Pre-Tax Net Income for the First and Second Performance Periods exceeds $11,500,000, then such excess may be carried over and added to the Pre-Tax Net Income for the Third Performance Period, provided that (i) the Pre-Tax Net Income for the Second Performance Period equals at least $3,000,000 and (ii) the Pre-Tax Net Income for the Third Performance Period equals at least $3,000,000, without in either case taking into account any amount permitted to be carried over from any prior Performance Period.

         Notwithstanding the foregoing, if the arithmetic average of the daily closing price per share, rounded to four decimal places, of the World Access Shares as reported on the Nasdaq National Market (or other principal exchange on which the World Access shares are then traded) for each of the twenty (20) consecutive trading days ending (and including) the trading day that occurs two trading days prior to (and not including) the Release Date which corresponds to the Third Performance Period (the "Third Performance Period Adjusted Average Closing Price") exceeds $22.00 per share, then the number of Escrow Shares to be released to the Stockholders with respect to the Third Performance Period shall be reduced to a number equal to (i) the number of Escrow Shares to be released determined by reference to Release Table No. 3 above multiplied by
(ii) the quotient of $22.00 divided by the Third Performance Period Adjusted Average Closing Price.

         6. APPOINTMENT OF STOCKHOLDER REPRESENTATIVE. Each Stockholder constitutes and appoints Thomas R. Canham (the "Stockholder Representative") as his true and lawful attorney-in-fact to act for and on behalf of such Stockholder in all matters relating to or arising out of this Agreement, such Stockholder agreeing to be fully bound by the acts, decisions and agreements of the Stockholder Representative taken and done pursuant to the authority herein granted. Each Stockholder hereby agrees to indemnify and to save and hold harmless the Stockholder Representative from any liability incurred by the Stockholder Representative based upon or arising out of any act, whether of omission or commission, of the Stockholder Representative pursuant to the authority herein granted, other than acts, whether of omission or commission, of the Stockholder Representative that constitute willful misconduct in the exercise by the Stockholder Representative of the authority herein granted.
The death or incapacity of any Stockholder shall not terminate the authority and agency of the Stockholder Representative. In the event of the resignation of the Stockholder Representative, the resigning Stockholder Representative shall appoint a successor either from among the Stockholders or who shall otherwise be acceptable to World Access, the Surviving Corporation and the Escrow Agent, and who shall agree in writing to accept such appointment, and the resigning Stockholder Representative's resignation shall not be effective until such a successor shall exist. If the Stockholder Representative should die or become incapacitated, his successor shall be appointed within thirty
(30) days of his death or incapacity by a majority of the Stockholders, and such successor either shall be a Stockholder or shall otherwise be acceptable to World Access, the Surviving Corporation and the Escrow Agent. The choice of a successor Stockholder Representative appointed in any manner permitted above shall be final and binding upon all of the Stockholders. The decisions and actions of any successor Stockholder Representative shall be, for all purposes, those of the Stockholder Representative as if originally named herein.

         7.      CERTIFICATES OF INSTRUCTION.

                 (a) Within forty (40) days of the end of each Performance Period, World Access and the Stockholder Representative shall deliver to the Escrow Agent a Certificate of Instruction setting forth the Pre-Tax Net Income of the Surviving Corporation for each such Performance Period and, in the event that Pre-Tax Net Income equals an amount for such Performance Period which permits the release of Escrow Shares in accordance with Section 5 above, directing the Escrow Agent to release to the Stockholders the number of Escrow Shares (together with the pro rata portion of the Share Proceeds, if any) determined in accordance with Section 5 above. In the event there is a disagreement or dispute with respect to the determination of "Pre-Tax Net Income," World Access and the Stockholder Representative shall provide Escrow Agent with one or more supplemental Certificates of Instruction within five (5) days of any resolution of such disagreement or dispute, directing Escrow Agent with respect to the release of any Escrow Shares in accordance with Section 5 above which results from such resolution. Upon receipt of a Certificate of Instruction, the Escrow Agent shall cause promptly each of the certificates representing the Escrow Shares to be broken down into two (2) certificates, one of which will represent the Escrow Shares to remain subject to the terms of this escrow and the other of which will be issued to the respective Stockholder and will represent that number of the Escrow Shares to be released multiplied by the Proportionate Interest (as set forth in Column C of
                          Schedule 1 hereto) of such Stockholder, and thereafter on the Release Date (or within five (5) business days of receipt of any supplemental Certificate of Instruction, if applicable), the Escrow Agent shall deliver to the Stockholders the certificates representing the Escrow Shares (together with the pro rata portion of the Share Proceeds, if any) to be released to the Stockholders as provided herein.

                 (b) If, on 5:00 p.m. Eastern Standard Time on February 28, 1998, or on such later date which is ten (10) days following the date on which a final determination shall have been made pursuant to
                          Section 2.1(c)(1) of the Merger Agreement with respect to the Surviving Corporation's Pre-Tax Net Income with respect to the First Performance Period, World Access and the Stockholder Representative shall have provided Escrow Agent with a Certificate of Instruction in respect of such final determination, then the Escrow Agent shall deliver any Escrow Shares then held by the Escrow Agent (together with any Share Proceeds in the Escrow Agent's possession) which were held for release in connection with the First Performance Period and not delivered to the Stockholders as hereinabove provided to World Access.

                 (c) If, on 5:00 p.m. Eastern Standard Time on February 28, 1999, or on such later date which is ten (10) days following the date on which a final determination shall have been made pursuant to
                          Section 2.1(c)(1) of the Merger Agreement with respect to the Surviving Corporation's Pre-Tax Net Income with respect to the Second Performance Period, World Access and the Stockholder Representative shall have provided Escrow Agent with a Certificate of Instruction in respect of such final determination, then the Escrow Agent shall deliver any Escrow Shares then held by the Escrow Agent (together with any Share Proceeds in the Escrow Agent's possession) which were held for release in connection with the Second Performance Period and not delivered to the Stockholders as hereinabove provided to World Access.

                 (d) If, on 5:00 p.m. Eastern Standard Time on February 28, 2000, or on such later date which is ten (10) days following the date on which a final determination shall have been made pursuant to
                          Section 2.1(c)(1) of the Merger Agreement with respect to the Surviving Corporation's Pre-Tax Net Income with respect to the Third Performance Period, World Access and the Stockholder Representative shall have provided Escrow Agent with a Certificate of Instruction in respect of such final determination, then the Escrow Agent shall deliver any Escrow Shares then held by the Escrow Agent (together with any Share Proceeds in the Escrow Agent's possession) which were held for release in connection with the Third Performance Period and not delivered to the Stockholders as hereinabove provided to World Access, and this Agreement shall thereupon be terminated.

                 (e) If the obligation with respect to the payment of the Contingent Consideration (as defined in the Merger Agreement) is assumed by an Acquiror (as defined in the Merger Agreement) pursuant to Section 2.1(c)(3) of the Merger Agreement, then World Access and the Stockholder Representative shall provide Escrow Agent with a Certificate of Instruction directing Escrow Agent to deliver the Escrow Shares then held by Escrow Agent (together with any Share Proceeds in the Escrow Agent's possession) to World Access, and upon such delivery by Escrow Agent, this Agreement shall thereupon terminate.

         8. DUTIES OF THE ESCROW AGENT. The acceptance by the Escrow Agent of its duties under this Agreement is subject to the following terms and conditions, which the parties to this Agreement hereby agree shall fully govern and control with respect to the Escrow Agent's rights, duties, liabilities and immunities:

                 (a) The Escrow Agent shall be protected in acting upon any written notice, request, waiver, consent, receipt or other paper or document which the Escrow Agent believes in good faith emanates from both World Access and the Stockholder Representative of the parties hereto, not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and accuracy of any information contained therein. The Escrow Agent is also relieved from the necessity of satisfying itself as to the authority of the persons executing this Agreement in a representative capacity.

                 (b) The Escrow Agent shall not be liable for any error of judgment, or for any act done or step taken or omitted by it in good faith, or for any mistake of fact or law, or for anything that it may do or refrain from doing in connection herewith, except for its own gross negligence or willful misconduct.

                 (c) The Escrow Agent may consult with, and obtain advice from, independent legal counsel selected by the Escrow Agent in the event of any question as to any of the provisions hereof or its duties hereunder (the cost of obtaining such advice being borne by World Access in accordance with Section 4 hereof) and it shall incur no liability and shall be fully protected in acting in accordance with the opinion and instructions of such counsel.

                 (d) The Escrow Agent shall have no duties except those set forth herein, and the Escrow Agent shall not be subject to, or obliged to recognize, any other agreement between, or direction or instruction of, any of the parties hereto unless signed by World Access and the Stockholder Representative. The Escrow Agent shall not be bound by any notice of a claim, demand or objection with respect to the Escrow Shares or any waiver, modification, termination or rescission of this Agreement, unless received by it in writing signed by World Access and the Stockholder

                          Representative, and, if its duties herein are materially increased, unless it shall have given its consent thereto.

                 (e) The Escrow Agent's acceptance of the appointment as Escrow Agent hereunder shall not prevent it from representing any party hereto in any dispute over disbursement of, or conflicting claims to, the Escrow Shares, or otherwise. If any dispute arises over disbursement of, or conflicting claims to, the Escrow Shares and related Share Proceeds, then the Escrow Agent may interplead such contested Escrow Shares and related Share Proceeds into a court of proper jurisdiction of its choosing, including, but not limited to, the Circuit Court of Lake County, Florida, and thereupon the Escrow Agent shall be fully and completely discharged of its duties as escrow agent with respect to such contested Escrow Shares and Share Proceeds.

         9. INDEMNIFICATION AND EXPENSE REIMBURSEMENT OF THE ESCROW AGENT. World Access, the Surviving Corporation and the Stockholders jointly and severally agree to indemnify, defend and hold harmless the Escrow Agent from any and all costs, expenses, damages or liability of any kind whatsoever (including reasonable legal fees) arising by virtue of its services as escrow agent hereunder, except for liabilities due to the Escrow Agent's gross negligence or willful misconduct, and to reimburse the Escrow Agent for all costs and expenses incurred by the Escrow Agent in connection with the performance of its duties hereunder other than such costs and fees incurred in connection with the establishment and maintenance of the escrow established hereby which shall be reimbursed pursuant to Section 4 hereof.

         10. NOTICE. All notices and other communications hereunder shall be in writing and shall be deemed given if (a) delivered by hand, (b) mailed by registered or certified mail (return receipt requested) or (c) telecommunicated and immediately confirmed both orally and in writing, to the parties at the following addresses (or at such other addresses for a party as shall be specified by like notice) and shall be deemed given on the date on which so hand-delivered or so telecommunicated or on the third business day following the date on which so mailed, if deposited in a regularly- maintained receptacle for United States mail:

         If to Escrow Agent:

                 Cauthen & Feldman, P.A.
                 215 North Joanna Avenue
                 Tavares, Florida 32778-3200
                 Attn:  William H. Cauthen, Esq.
                 Telecopier:      352-343-7759
                 Telephone:       352-343-2225

         If to the Stockholders:

                 In c/o Mr. Thomas R. Canham
                 16 W 127-83rd Street
                 Burr Ridge, Illinois  60521
                 Telecopier:      630-325-7251
                 Telephone:       630-986-9898

         With a copy to:

                 Squire, Sanders & Dempsey L.L.P.
                 Two Renaissance Square
                 40 North Central Avenue, Suite 2700
                 Phoenix, Arizona  85004
                 Attn:  Christopher D. Johnson, Esq.
                 Telecopier:      602-528-4046
                 Telephone:       602-253-8129

         If to World Access or the Surviving Corporation:

                 Name of Addressee
                 945 E. Paces Ferry Road
                 Suite 2240
                 Atlanta, Georgia 30326
                 Attn: Mr. Mark A. Gergel
                 Telecopier:      404-262-2598
                 Telephone:       404-231-2025

         With a copy to:

                 Rogers & Hardin
                 2700 International Tower
                 229 Peachtree Street, N.E.
                 Atlanta, Georgia 30303
                 Attn: Steven E. Fox, Esq.
                 Telecopier:      404-525-2224
                 Telephone:       404-522-4700

         11. EXECUTION IN COUNTERPARTS. This Agreement may be executed by facsimile, and may be executed in several counterparts, each of which shall be an original, and all of which shall constitute one and the same instrument.

         12. APPLICABLE LAW. This Agreement shall be construed and governed exclusively by the laws of the State of Georgia, without giving effect to its principles of conflicts of laws.

         13. AMENDMENT. This Agreement may be amended or modified only in a writing signed by all parties hereto.





                         [SIGNATURES ON FOLLOWING PAGE]

         IN WITNESS WHEREOF, the parties hereto have duly executed and sealed this Agreement or have caused this Agreement to be duly executed under seal on its behalf by an officer or representative thereto duly authorized, all as of the date first above written.

                                     CAUTHEN & FELDMAN, P.A.



                                     By:
                                        -----------------------------------
                                             Its:
                                                 --------------------------


                                     WORLD ACCESS, INC.



                                     By:
                                        -----------------------------------
                                             Its:
                                                 --------------------------


                                     CIS ACQUISITION CORP.



                                     By:
                                        -----------------------------------
                                             Its:
                                                 --------------------------



                                                                     (SEAL)
                                     --------------------------------
                                     THOMAS R. CANHAM, Individually


                                                                     (SEAL)
                                     --------------------------------
                                     BRIAN A. SCHUCHMAN, Individually


                                                                     (SEAL)
                                     --------------------------------
                                     JOHN T. SIMON, Individually

                                                                      SCHEDULE 1


              COLUMN A                            COLUMN B                            COLUMN C
              --------                            --------                            --------

         Name and Address of
             Stockholder                   Number of Shares Owned              Proportionate Interest
 ----------------------------------   ---------------------------------  ---------------------------------
 Thomas R. Canham                                    100                              33 1/3%
 Cellular Infrastructure
   Supply, Inc.
 16 W 127-83rd Street
 Burr Ridge, Illinois  60521



 Brian A. Schuchman                                  100                              33 1/3%
 Cellular Infrastructure
   Supply, Inc.
 16 W 127-83rd Street
 Burr Ridge, Illinois  60521


 John T. Simon                                       100                              33 1/3%
 Cellular Infrastructure
   Supply, Inc.
 27-3 Ironia Road
 Flanders, New Jersey  07836

                                                                  EXHIBIT 6.1(A)


                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into this 27th day of March 1997, between and among THOMAS R. CANHAM, a resident of the State of Illinois ("Employee"), and CIS ACQUISITION CORP., a Delaware corporation ("Company").


                                   WITNESETH:

         WHEREAS, execution of this Agreement is contemplated by that certain Agreement and Plan of Merger dated of date even herewith (the "Merger Agreement"), whereby Cellular Infrastructure Supply, Inc. ("CIS") will be merged with and into the Company, a Delaware corporation and a wholly-owned subsidiary of World Access, Inc. ("World Access");

         WHEREAS, the covenants and agreements of Employee herein are made as an inducement to the merger of CIS into the Company; and

         WHEREAS, the Company and Employee each desire to enter into this Agreement, pursuant to which Employee will be employed by the Company on the terms and conditions hereinafter set forth, and to make certain other agreements;

         NOW, THEREFORE, in consideration of the premises and of the promises and agreements hereinafter set forth, the parties hereto, intending to be legally bound, do hereby agree as follows:

         SECTION 1. EMPLOYMENT. Subject to the terms hereof, the Company hereby employs Employee, and Employee hereby accepts such employment. Employee shall devote his full time and best efforts to rendering services on behalf of the Company.

         SECTION 2. POSITION. Employee shall serve as President of the Company and, as such, Employee shall report directly to the President and Chief Operating Officer of World Access. Employee also consents to serve, without additional compensation, if elected, as a director of the Company.

         SECTION 3. TERM. The employment of Employee hereunder shall commence on the date hereof (the "Effective Date") and shall continue until the earlier of (a) the third anniversary of the Effective Date or (b) the occurrence of any of the following events:

                 (i) the death or total disability of Employee (total disability meaning the failure of Employee to perform his normal required services hereunder at his office for a period of three (3) consecutive months, by reason of Employee's mental or physical disability as so determined by a licensed physician selected by the Company satisfactory to Employee);

                 (ii) the mutual written agreement of the parties hereto to terminate Employee's employment hereunder; or

                 (iii) the Company's termination of Employee's employment hereunder, upon thirty (30) days' prior written notice to Employee, for "good cause." For the purposes of this Agreement, "good cause" for termination of Employee's employment shall exist (a) if Employee is convicted of (from which no appeal may be taken), or pleads guilty to, any act of fraud, misappropriation or embezzlement, or any felony,
         (b) if, in the sole determination of the Board of Directors of the Company, Employee has engaged in conduct or activities materially damaging to the business of the Company (it being understood, however, that neither conduct nor activities pursuant to Employee's exercise of his good faith business judgment nor unintentional physical damage to any property of the Company by Employee shall be a ground for such a determination by the Board of Directors of the Company) or (c) if Employee has failed without reasonable cause to devote his full time and best efforts to the business of the Company and, after notice from the Company of such failure, Employee at any time thereafter again so fails.

         SECTION 4.        COMPENSATION AND BENEFITS.

                 4.1 SALARY. For the term of his employment hereunder, Employee shall be paid a salary by the Company at the annual rate of One Hundred Thousand Dollars ($100,000.00), payable bi-weekly in accordance with the payroll payment practices from time to time adopted by the Company.

                 4.2 INCENTIVE COMPENSATION. In addition to salary, Employee shall receive periodic bonus payments based on the Pre-Tax Net Income (as defined and calculated pursuant to the Merger Agreement) of the Company payable in accordance with Exhibit A attached hereto and incorporated herein by this reference.

                 4.3       INSURANCE.

                           (A)    LIFE AND OTHER INSURANCE.  The Company shall,
at its expense, provide or arrange for and keep in effect, during the term of Employee's employment hereunder, so long as he is insurable, such group term life insurance, travel accident, accidental death and dismemberment insurance and long and short term disability insurance, or their equivalents, as is provided from time to time for executives of other wholly-owned subsidiaries of World Access holding positions and responsibilities comparable to those of Employee.

                           (B)    MEDICAL INSURANCE.  During the term of
Employee's employment hereunder, the Company shall, at its expense, provide or arrange for and keep in effect, hospitalization, major medical and similar medical and health insurance for Employee and his family, to the same extent as is provided from time to time for executives of other wholly-owned subsidiaries of World Access holding positions and responsibilities comparable to those of Employee.

                 4.4 VACATION. Employee shall be entitled to the same number of days of paid vacation during each year of his employment hereunder as is allowed to other executives of other wholly-owned subsidiaries of World Access holding positions and responsibilities comparable to those of Employee.

                 4.5 RETIREMENT BENEFITS. During the term of his employment hereunder, Employee shall have the same right as other executives of other wholly-owned subsidiaries of World Access holding positions and responsibilities comparable to those of Employee to participate in all profit-sharing, pension and other retirement plans as are now, or as may hereafter be, established by World Access.

                 4.6 OUT-OF-POCKET EXPENSES. The Company shall reimburse Employee for all reasonable out-of-pocket expenses incurred by Employee in connection with the performance of his duties hereunder upon presentation of appropriate vouchers therefor.

         SECTION A.        MISCELLANEOUS.

                 5.1 BINDING EFFECT. This Agreement shall inure to the benefit of and shall be binding upon Employee, his executor, administrator, heirs, personal representatives and assigns, and upon the Company and its successors and assigns; provided, however, that the obligations and duties of Employee may not be assigned or delegated.

                 5.2 GOVERNING LAW. This Agreement shall be deemed to be made in, and in all respects shall be interpreted, construed and governed by and in accordance with, the laws of the State of Georgia, without giving effect to principles of conflicts of laws.

                 5.3 INVALID PROVISIONS. The parties herein hereby agree that the agreements, provisions and covenants contained in this Agreement are severable and divisible, that none of such agreements, provisions or covenants depends upon any other provision, agreement or covenant for its enforceability, and that each such agreement, provision and covenants constitutes an enforceable obligation between the Company and Employee. Consequently, the parties hereto agree that neither the invalidity nor the unenforceability of any agreement, provision or covenant of this Agreement shall affect the other agreements, provisions or covenants hereof, and this Agreement shall remain in full force and effect and be construed in all respects as if such invalid or unenforceable agreement, provision or covenant were omitted.

                 5.4 HEADINGS. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                 5.5 NOTICES. All communications provided for hereunder shall be in writing and shall be deemed to be given when delivered in person or deposited in the United States mail, first class, registered mail, return receipt requested, with proper postage prepaid, and

                           (a)     If to Employee, addressed to:

                                   Mr. Thomas R. Canham
                                   16 W 127-83rd Street
                                   Burr Ridge, Illinois  60521

                           (b) If to the Company or World Access, addressed to:

                                   [Name of addressee]
                                   945 E. Paces Ferry Road
                                   Suite 2240
                                   Atlanta, Georgia 30326
                                   Attn:  Chief Financial Officer

or at such other place or places or to such other person or persons as shall be designated in writing by the parties hereto in the manner provided above for notices.

                 6.6 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

                 6.7 WAIVER OF BREACH. The waiver by the Company of a breach of any provision, agreement or covenant of this Agreement by Employee shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision, agreement or covenant by Employee.

                 6.8 ENTIRE AGREEMENT. This Agreement is intended by the parties hereto to be the final expression of their agreement with respect to the subject matter hereof and is the complete and exclusive statement thereof notwithstanding any representation or statements to the contrary heretofore made; provided, however, that nothing herein shall affect the validity of
Section 5.1 or 5.2 of the Merger Agreement. This Agreement may be modified only by written instrument signed by each of the parties hereto.

                 6.9 RIGHT TO SET OFF. The Company shall have the right to set off against or to deduct from any payments to be made to Employee hereunder any amounts claimed by the Company to be owed to it by Employee, or to withhold the making of any such payment based upon any such claimed indebtedness, whether such claim or indebtedness arises hereunder or otherwise; provided, however, that this Section 6.9 does not constitute a waiver or limitation of any right of garnishment or any other legal remedy (other than a right of set off or self help) available to the Company against Employee pursuant to court order.

                 IN WITNESS WHEREOF, Employee has set his hand and seal, and the Company has caused this Agreement to be duly executed by its duly authorized officers and has caused its proper corporate seal to be affixed hereto, and the parties have caused this Agreement to be delivered, all on the day and year first written above.



                                                                          (SEAL)
                                            ------------------------------
                                            THOMAS R. CANHAM



                                            CIS ACQUISITION CORP.



[CORPORATE SEAL]                            By:
                                               ---------------------------------
                                            Its:
                                                --------------------------------
Attest:
       --------------------------

                                   EXHIBIT A



 BONUS PERIOD                                   PAYMENT DATE                 BONUS AMOUNT
 ------------                                   ------------                 ------------
 Calender Year 1997                             February 15, 1998            An amount equal to 5% of the
                                                                             Company's Pre-Tax Net Income
                                                                             for the First Performance
                                                                             Period (as defined in the
                                                                             Merger Agreement) to the
                                                                             extent such income exceeds
                                                                             $7,000,000.00

 Calender Year 1998                             February 15, 1999            An amount equal to 5% of the
                                                                             Company's Pre-Tax Net Income
                                                                             for the Second Performance
                                                                             Period (as defined in the
                                                                             Merger Agreement) to the
                                                                             extent such income exceeds
                                                                             $5,000,000.00

 Calender Year 1999                             February 15, 2000            An amount equal to 5% of the
                                                                             Company's Pre-Tax Net Income
                                                                             for the Third Performance
                                                                             Period (as defined in the
                                                                             Merger Agreement) to the
                                                                             extent such income exceeds
                                                                             $5,000,000.00


                                                                  EXHIBIT 6.1(B)


                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into this 27th day of March 1997, between and among BRIAN A. SCHUCHMAN, a resident of the State of Illinois ("Employee"), and CIS ACQUISITION CORP., a Delaware corporation ("Company").


                                 WITNESETH:

         WHEREAS, execution of this Agreement is contemplated by that certain Agreement and Plan of Merger dated of date even herewith (the "Merger Agreement"), whereby Cellular Infrastructure Supply, Inc. ("CIS") will be merged with and into the Company, a Delaware corporation and a wholly-owned subsidiary of World Access, Inc. ("World Access");

         WHEREAS, the covenants and agreements of Employee herein are made as an inducement to the merger of CIS into the Company; and

         WHEREAS, the Company and Employee each desire to enter into this Agreement, pursuant to which Employee will be employed by the Company on the terms and conditions hereinafter set forth, and to make certain other agreements;

         NOW, THEREFORE, in consideration of the premises and of the promises and agreements hereinafter set forth, the parties hereto, intending to be legally bound, do hereby agree as follows:

         SECTION 1. EMPLOYMENT. Subject to the terms hereof, the Company hereby employs Employee, and Employee hereby accepts such employment. Employee shall devote his full time and best efforts to rendering services on behalf of the Company.

         SECTION 2. POSITION. Employee shall serve as Executive Vice President of the Company and, as such, Employee shall report directly to the President of the Company. Employee also consents to serve, without additional compensation, if elected, as a director of the Company.

         SECTION 3. TERM. The employment of Employee hereunder shall commence on the date hereof (the "Effective Date") and shall continue until the earlier of (a) the third anniversary of the Effective Date or (b) the occurrence of any of the following events:

                 (i) the death or total disability of Employee (total disability meaning the failure of Employee to perform his normal required services hereunder at his office for a period of three (3) consecutive months, by reason of Employee's mental or physical disability as so determined by a licensed physician selected by the Company satisfactory to Employee);


                 (ii) the mutual written agreement of the parties hereto to terminate Employee's employment hereunder; or

                 (iii) the Company's termination of Employee's employment hereunder, upon thirty (30) days' prior written notice to Employee, for "good cause." For the purposes of this Agreement, "good cause" for termination of Employee's employment shall exist (a) if Employee is convicted of (from which no appeal may be taken), or pleads guilty to, any act of fraud, misappropriation or embezzlement, or any felony,
         (b) if, in the sole determination of the Board of Directors of the Company, Employee has engaged in conduct or activities materially damaging to the business of the Company (it being understood, however, that neither conduct nor activities pursuant to Employee's exercise of his good faith business judgment nor unintentional physical damage to any property of the Company by Employee shall be a ground for such a determination by the Board of Directors of the Company) or (c) if Employee has failed without reasonable cause to devote his full time and best efforts to the business of the Company and, after notice from the Company of such failure, Employee at any time thereafter again so fails.

         SECTION 4.       COMPENSATION AND BENEFITS.

                 4.1 SALARY. For the term of his employment hereunder, Employee shall be paid a salary by the Company at the annual rate of One Hundred Thousand Dollars ($100,000), payable bi-weekly in accordance with the payroll payment practices from time to time adopted by the Company.

                 4.2 INCENTIVE COMPENSATION. In addition to salary, Employee shall receive periodic bonus payments based on the Pre-Tax Net Income (as defined and calculated pursuant to the Merger Agreement) of the Company payable in accordance with Exhibit A attached hereto and incorporated herein by this reference.

                 4.3      INSURANCE.

                          (A)     LIFE AND OTHER INSURANCE.  The Company shall,
at its expense, provide or arrange for and keep in effect, during the term of Employee's employment hereunder, so long as he is insurable, such group term life insurance, travel accident, accidental death and dismemberment insurance and long and short term disability insurance, or their equivalents, as is provided from time to time for executives of other wholly-owned subsidiaries of World Access holding positions and responsibilities comparable to those of Employee.

                          (B)     MEDICAL INSURANCE.  During the term of
Employee's employment hereunder, the Company shall, at its expense, provide or arrange for and keep in effect, hospitalization, major medical and similar medical and health insurance for Employee and his family, to the same extent as is provided from time to time for executives of other wholly-owned subsidiaries of World Access holding positions and responsibilities comparable to those of Employee.

                 4.4 VACATION. Employee shall be entitled to the same number of days of paid vacation during each year of his employment hereunder as is allowed to other executives of other wholly-owned subsidiaries of World Access holding positions and responsibilities comparable to those of Employee.

                 4.5 RETIREMENT BENEFITS. During the term of his employment hereunder, Employee shall have the same right as other executives of other wholly-owned subsidiaries of World Access holding positions and responsibilities comparable to those of Employee to participate in all profit-sharing, pension and other retirement plans as are now, or as may hereafter be, established by World Access.

                 4.6 OUT-OF-POCKET EXPENSES. The Company shall reimburse Employee for all reasonable out-of-pocket expenses incurred by Employee in connection with the performance of his duties hereunder upon presentation of appropriate vouchers therefor.

         SECTION A.       MISCELLANEOUS.

                 5.1 BINDING EFFECT. This Agreement shall inure to the benefit of and shall be binding upon Employee, his executor, administrator, heirs, personal representatives and assigns, and upon the Company and its successors and assigns; provided, however, that the obligations and duties of Employee may not be assigned or delegated.

                 5.2 GOVERNING LAW. This Agreement shall be deemed to be made in, and in all respects shall be interpreted, construed and governed by and in accordance with, the laws of the State of Georgia, without giving effect to principles of conflicts of laws.

                 5.3 INVALID PROVISIONS. The parties herein hereby agree that the agreements, provisions and covenants contained in this Agreement are severable and divisible, that none of such agreements, provisions or covenants depends upon any other provision, agreement or covenant for its enforceability, and that each such agreement, provision and covenants constitutes an enforceable obligation between the Company and Employee. Consequently, the parties hereto agree that neither the invalidity nor the unenforceability of any agreement, provision or covenant of this Agreement shall affect the other agreements, provisions or covenants hereof, and this Agreement shall remain in full force and effect and be construed in all respects as if such invalid or unenforceable agreement, provision or covenant were omitted.

                 5.4 HEADINGS. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                 5.5 NOTICES. All communications provided for hereunder shall be in writing and shall be deemed to be given when delivered in person or deposited in the United States mail, first class, registered mail, return receipt requested, with proper postage prepaid, and

                          (a)     If to Employee, addressed to:

                                  Mr. Brian A. Schuchman
                                  16 W 127-83rd Street
                                  Burr Ridge, Illinois  60521

                          (b) If to the Company or World Access, addressed to:

                                  [Name of addressee]
                                  945 E. Paces Ferry Road
                                  Suite 2240
                                  Atlanta, Georgia 30326
                                  Attn:  Chief Financial Officer

                                  with a copy to:

                                  Rogers & Hardin
                                  2700 International Tower
                                  229 Peachtree Street
                                  Atlanta, Georgia  30303
                                  Attn:  Steven E. Fox, Esq.

or at such other place or places or to such other person or persons as shall be designated in writing by the parties hereto in the manner provided above for notices.

                 6.6 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

                 6.7 WAIVER OF BREACH. The waiver by the Company of a breach of any provision, agreement or covenant of this Agreement by Employee shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision, agreement or covenant by Employee.

                 6.8 ENTIRE AGREEMENT. This Agreement is intended by the parties hereto to be the final expression of their agreement with respect to the subject matter hereof and is the complete and exclusive statement thereof notwithstanding any representation or statements to the contrary heretofore made; provided, however, that nothing herein shall affect the validity of
Section 5.1 or 5.2 of the Merger Agreement. This Agreement may be modified only by written instrument signed by each of the parties hereto.

                 IN WITNESS WHEREOF, Employee has set his hand and seal, and the Company has caused this Agreement to be duly executed by its duly authorized officers and has caused its proper corporate seal to be affixed hereto, and the parties have caused this Agreement to be delivered, all on the day and year first written above.



                                                                          (SEAL)
                                            ------------------------------
                                            BRIAN A. SCHUCHMAN



                                             CIS ACQUISITION CORP.



[CORPORATE SEAL]                             By:
                                                --------------------------------
                                             Its:
                                                 -------------------------------
Attest:
       ----------------------

                                   EXHIBIT A


 BONUS PERIOD                                   PAYMENT DATE                 BONUS AMOUNT
 ------------                                   ------------                 ------------
 Calender Year 1997                             February 15, 1998            An amount equal to 5% of the
                                                                             Company's Pre-Tax Net Income
                                                                             for the First Performance
                                                                             Period (as defined in the
                                                                             Merger Agreement) to the
                                                                             extent such income exceeds
                                                                             $7,000,000.00

 Calender Year 1998                             February 15, 1999            An amount equal to 5% of the
                                                                             Company's Pre-Tax Net Income
                                                                             for the Second Performance
                                                                             Period (as defined in the
                                                                             Merger Agreement) to the
                                                                             extent such income exceeds
                                                                             $5,000,000.00

 Calender Year 1999                             February 15, 2000            An amount equal to 5% of the
                                                                             Company's Pre-Tax Net Income
                                                                             for the Third Performance
                                                                             Period (as defined in the
                                                                             Merger Agreement) to the
                                                                             extent such income exceeds
                                                                             $5,000,000.00


                                                                  EXHIBIT 6.1(c)


                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into this 27th day of March 1997, between and among JOHN T. SIMON, a resident of the State of New Jersey ("Employee"), and CIS ACQUISITION CORP., a Delaware corporation ("Company").


                                 WITNESETH:

         WHEREAS, execution of this Agreement is contemplated by that certain Agreement and Plan of Merger dated of date even herewith (the "Merger Agreement"), whereby Cellular Infrastructure Supply, Inc. ("CIS") will be merged with and into the Company, a Delaware corporation and a wholly-owned subsidiary of World Access, Inc. ("World Access");

         WHEREAS, the covenants and agreements of Employee herein are made as an inducement to the merger of CIS into the Company; and

         WHEREAS, the Company and Employee each desire to enter into this Agreement, pursuant to which Employee will be employed by the Company on the terms and conditions hereinafter set forth, and to make certain other agreements;

         NOW, THEREFORE, in consideration of the premises and of the promises and agreements hereinafter set forth, the parties hereto, intending to be legally bound, do hereby agree as follows:

         SECTION 1. EMPLOYMENT. Subject to the terms hereof, the Company hereby employs Employee, and Employee hereby accepts such employment. Employee shall devote his full time and best efforts to rendering services on behalf of the Company.

         SECTION 2. POSITION. Employee shall serve as Executive Vice President of the Company and, as such, Employee shall report directly to the President of the Company. Employee also consents to serve, without additional compensation, if elected, as a director of the Company.

         SECTION 3. TERM. The employment of Employee hereunder shall commence on the date hereof (the "Effective Date") and shall continue until the earlier of (a) the third anniversary of the Effective Date or (b) the occurrence of any of the following events:

                 (i) the death or total disability of Employee (total disability meaning the failure of Employee to perform his normal required services hereunder at his office for a period of three (3) consecutive months, by reason of Employee's mental or physical disability as so determined by a licensed physician selected by the Company satisfactory to Employee);

                 (ii) the mutual written agreement of the parties hereto to terminate Employee's employment hereunder; or

                 (iii) the Company's termination of Employee's employment hereunder, upon thirty (30) days' prior written notice to Employee, for "good cause." For the purposes of this Agreement, "good cause" for termination of Employee's employment shall exist (a) if Employee is convicted of (from which no appeal may be taken), or pleads guilty to, any act of fraud, misappropriation or embezzlement, or any felony,
         (b) if, in the sole determination of the Board of Directors of the Company, Employee has engaged in conduct or activities materially damaging to the business of the Company (it being understood, however, that neither conduct nor activities pursuant to Employee's exercise of his good faith business judgment nor unintentional physical damage to any property of the Company by Employee shall be a ground for such a determination by the Board of Directors of the Company) or (c) if Employee has failed without reasonable cause to devote his full time and best efforts to the business of the Company and, after notice from the Company of such failure, Employee at any time thereafter again so fails.

         SECTION 4.       COMPENSATION AND BENEFITS.

                 4.1 SALARY. For the term of his employment hereunder, Employee shall be paid a salary by the Company at the annual rate of One Hundred Thousand Dollars ($100,000.00), payable bi-weekly in accordance with the payroll payment practices from time to time adopted by the Company.

                 4.2 INCENTIVE COMPENSATION. In addition to salary, Employee shall receive periodic bonus payments based on the Pre-Tax Net Income (as defined and calculated pursuant to the Merger Agreement) of the Company payable in accordance with Exhibit A attached hereto and incorporated herein by this reference.

                 4.3      INSURANCE.

                          (A)     LIFE AND OTHER INSURANCE.  The Company shall,
at its expense, provide or arrange for and keep in effect, during the term of Employee's employment hereunder, so long as he is insurable, such group term life insurance, travel accident, accidental death and dismemberment insurance and long and short term disability insurance, or their equivalents, as is provided from time to time for executives of other wholly-owned subsidiaries of World Access holding positions and responsibilities comparable to those of Employee.

                          (B)     MEDICAL INSURANCE.  During the term of
Employee's employment hereunder, the Company shall, at its expense, provide or arrange for and keep in effect, hospitalization, major medical and similar medical and health insurance for Employee and his family, to the same extent as is provided from time to time for executives of other wholly-owned subsidiaries of World Access holding positions and responsibilities comparable to those of Employee.

                 4.4 VACATION. Employee shall be entitled to the same number of days of paid vacation during each year of his employment hereunder as is allowed to other executives of other wholly-owned subsidiaries of World Access holding positions and responsibilities comparable to those of Employee.

                 4.5 RETIREMENT BENEFITS. During the term of his employment hereunder, Employee shall have the same right as other executives of other wholly-owned subsidiaries of World Access holding positions and responsibilities comparable to those of Employee to participate in all profit-sharing, pension and other retirement plans as are now, or as may hereafter be, established by World Access.

                 4.6 OUT-OF-POCKET EXPENSES. The Company shall reimburse Employee for all reasonable out-of-pocket expenses incurred by Employee in connection with the performance of his duties hereunder upon presentation of appropriate vouchers therefor.

         SECTION A.       MISCELLANEOUS.

                 5.1 BINDING EFFECT. This Agreement shall inure to the benefit of and shall be binding upon Employee, his executor, administrator, heirs, personal representatives and assigns, and upon the Company and its successors and assigns; provided, however, that the obligations and duties of Employee may not be assigned or delegated.

                 5.2 GOVERNING LAW. This Agreement shall be deemed to be made in, and in all respects shall be interpreted, construed and governed by and in accordance with, the laws of the State of Georgia, without giving effect to principles of conflicts of laws.

                 5.3 INVALID PROVISIONS. The parties herein hereby agree that the agreements, provisions and covenants contained in this Agreement are severable and divisible, that none of such agreements, provisions or covenants depends upon any other provision, agreement or covenant for its enforceability, and that each such agreement, provision and covenants constitutes an enforceable obligation between the Company and Employee. Consequently, the parties hereto agree that neither the invalidity nor the unenforceability of any agreement, provision or covenant of this Agreement shall affect the other agreements, provisions or covenants hereof, and this Agreement shall remain in full force and effect and be construed in all respects as if such invalid or unenforceable agreement, provision or covenant were omitted.

                 5.4 HEADINGS. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                 5.5 NOTICES. All communications provided for hereunder shall be in writing and shall be deemed to be given when delivered in person or deposited in the United States mail, first class, registered mail, return receipt requested, with proper postage prepaid, and

                          (a)     If to Employee, addressed to:

                                  Mr. John T. Simon
                                  27-3 Ironia Road
                                  Flanders, New Jersey  07836

                          (b) If to the Company or World Access, addressed to:

                                  [Name of addressee]
                                  945 E. Paces Ferry Road
                                  Suite 2240
                                  Atlanta, Georgia 30326
                                  Attn:  Chief Financial Officer

                                  with a copy to:

                                  Rogers & Hardin
                                  2700 International Tower
                                  229 Peachtree Street
                                  Atlanta, Georgia  30303
                                  Attn:  Steven E. Fox, Esq.

or at such other place or places or to such other person or persons as shall be designated in writing by the parties hereto in the manner provided above for notices.

                 6.6 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

                 6.7 WAIVER OF BREACH. The waiver by the Company of a breach of any provision, agreement or covenant of this Agreement by Employee shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision, agreement or covenant by Employee.

                 6.8 ENTIRE AGREEMENT. This Agreement is intended by the parties hereto to be the final expression of their agreement with respect to the subject matter hereof and is the complete and exclusive statement thereof notwithstanding any representation or statements to the contrary heretofore made; provided, however, that nothing herein shall affect the validity of
Section 5.1 or 5.2 of the Merger Agreement. This Agreement may be modified only by written instrument signed by each of the parties hereto.

                 IN WITNESS WHEREOF, Employee has set his hand and seal, and the Company has caused this Agreement to be duly executed by its duly authorized officers and has caused its proper corporate seal to be affixed hereto, and the parties have caused this Agreement to be delivered, all on the day and year first written above.



                                                                          (SEAL)
                                            ------------------------------
                                            JOHN T. SIMON



                                            CIS ACQUISITION CORP.



[CORPORATE SEAL]                            By:
                                               ---------------------------------
                                            Its:
                                                --------------------------------
Attest:
       ----------------------

                                   EXHIBIT A



 BONUS PERIOD                                   PAYMENT DATE                 BONUS AMOUNT
 ------------                                   ------------                 ------------
 Calender Year 1997                             February 15, 1998            An amount equal to 5% of the
                                                                             Company's Pre-Tax Net Income
                                                                             for the First Performance
                                                                             Period (as defined in the
                                                                             Merger Agreement) to the
                                                                             extent such income exceeds
                                                                             $7,000,000.00

 Calender Year 1998                             February 15, 1999            An amount equal to 5% of the
                                                                             Company's Pre-Tax Net Income
                                                                             for the Second Performance
                                                                             Period (as defined in the
                                                                             Merger Agreement) to the
                                                                             extent such income exceeds
                                                                             $5,000,000.00

 Calender Year 1999                             February 15, 2000            An amount equal to 5% of the
                                                                             Company's Pre-Tax Net Income
                                                                             for the Third Performance
                                                                             Period (as defined in the
                                                                             Merger Agreement) to the
                                                                             extent such income exceeds
                                                                             $5,000,000.00


                                                                     EXHIBIT 6.3


                         REGISTRATION RIGHTS AGREEMENT


     This REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made and entered into as of the 27th day of March 1997, by and among WORLD ACCESS, INC., a Delaware corporation (the "Company"), and THOMAS R. CANHAM, an individual resident of the State of Illinois, BRIAN A. SCHUCHMAN, an individual resident of the State of Illinois, and JOHN T. SIMON, an individual resident of the State of New Jersey, (collectively, the "Sellers").

         IN CONSIDERATION of the mutual promises and covenants set forth herein, and intending to be legally bound, the parties hereto hereby agree as follows:


1.       RESTRICTIONS ON TRANSFERABILITY OF SECURITIES; REGISTRATION RIGHTS

         1.1 CERTAIN DEFINITIONS. Any capitalized terms used herein without definition shall have the meaning ascribed to such terms in the Agreement and Plan of Merger dated as of a date even herewith, to which the Company and the Sellers are each a party (the "Merger Agreement"). In addition, the following terms shall have the meanings set forth below:

                 (a) "Holder" shall mean any Seller who holds Registrable Securities and any holder of Registrable Securities to whom the rights conferred by this Agreement have been transferred in compliance with Section
1.2 hereof.

                 (b) "Other Stockholders" shall mean persons who, by virtue of agreements with the Company other than this Agreement, are entitled to include their securities in certain registrations hereunder.

                 (c) "Registrable Securities" shall mean shares of World Access Common Stock issued to the Sellers pursuant to Section 2.1(a) of the Merger Agreement, provided that Registrable Securities shall not include (i) any shares of World Access Common Stock held in escrow pursuant to Section 2.1(b) of the Merger Agreement or (ii) any shares of World Access Common Stock which have previously been registered or which have been sold to the public or which have been sold in a private transaction in which the transferor's rights under this Agreement are not assigned.

                 (d) The terms "register," "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act of 1933, as amended (the "Securities Act"), and applicable rules and regulations thereunder and the declaration or ordering of the effectiveness of such registration statement.

                 (e) "Registration Expenses" shall mean all expenses incurred in effecting any registration pursuant to this Agreement, including, without limitation, all registration, qualification, and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, and expenses of any regular or special audits incident to or required by any such registration, but shall not include (i) Selling Expenses, (ii) fees and disbursements of counsel for the Holders,
         (iii) the compensation of regular employees of the Company, which shall be paid in any event by the Company, and (iv) blue sky fees and expenses incurred in connection with the registration or qualification of any Registrable Securities in any state, province or other jurisdiction in a registration pursuant to Section 1.3 hereof to the extent that the Company shall otherwise be making no offers or sales in such state, province or other jurisdiction in connection with such registration.

                 (f) "Restricted Securities" shall mean any Registrable Securities required to bear the legend set forth in Section 1.2(c) hereof.

                 (g) "Rule 144" shall mean Rule 144 as promulgated by the SEC under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the SEC.

                 (h) "Rule 145" shall mean Rule 145 as promulgated by the SEC under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the SEC.

                 (i) "Selling Expenses" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities.

         1.2     RESTRICTIONS ON TRANSFER.

                 (a) Each Holder agrees not to make any disposition of all or any portion of the Registrable Securities unless and until (i) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement, or (ii) (A) such Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition and (B) if reasonably requested by the Company, such Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act, it being understood that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

                 (b) Notwithstanding the provisions of subparagraphs (i) and (ii) of paragraph (a) above, no such registration statement or opinion of counsel shall be necessary for a transfer by a Holder which is (A) a partnership to its partners in accordance with their partnership interests, (B) a limited liability company to its members in accordance with their member interests or (C) to the Holder's family member or a trust for the benefit of an individual Holder or one or more of his family members, provided the transferee will be subject to the terms of this Section 1.2 to the same extent as if he were an original Holder hereunder.

                 (c) Each certificate representing Registrable Securities shall (unless otherwise permitted by the provisions of this Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws):

         THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

                 (d) The Company shall be obligated to promptly reissue unlegended certificates at the request of any Holder thereof if the Holder shall have obtained an opinion of counsel (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of in compliance with the Securities Act without registration, qualification or legend.

                 (e) Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop- transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal or if the Holder shall request such removal and shall have obtained and delivered to the Company an opinion of counsel reasonably acceptable to the Company to the effect that such legend and/or stop-transfer instructions are no longer required pursuant to applicable state securities laws.

         1.3     COMPANY REGISTRATION.

                 (a) Right to Piggyback. If at any time prior to the one year anniversary of the date hereof the Company shall determine to register any of its securities either for its own account or the account of a security holder or holders exercising their respective demand registration rights, other than a registration relating solely to employee benefit plans, or a registration relating solely to a Rule 145 transaction, or a registration on any registration form that does not permit secondary sales, the Company will:

                          (i)     promptly give to each Holder written notice
thereof, which notice briefly describes the Holders' rights under this Section
1.3 (including notice deadlines); and

                          (ii)    use its best efforts to include in such
registration (and any related filing or qualification under applicable blue sky laws), except as set forth in Section 1.3(b) below, and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made by any Holder and received by the Company within ten (10) days after the written notice from the Company described in clause (i) above is mailed or delivered by the Company, provided that such Holders shall have requested for inclusion in such registration at least twenty-five (25%) of the aggregate number of the Registrable Securities which have been issued to the Holder prior to the date of such written request. Such written request may specify all or a part of a Holder's Registrable Securities.

                 (b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 1.3(a)(i). In such event, the right of any Holder to registration pursuant to this Section 1.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders of securities of the Company with registration rights to participate therein distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company.

                 Notwithstanding any other provision of this Section 1.3, if the representative of the underwriters advises the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the representative may (subject to the limitations set forth below) exclude all Registrable Securities from, or limit the number of Registrable Securities to be included in, the registration and underwriting. The Company shall so advise all Holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated first to the Company for securities being sold for its own account and thereafter as set forth in
Section 1.10. If any person does not agree to the terms of any such underwriting, he shall be excluded therefrom by written notice from the Company or the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

                 If shares are so withdrawn from the registration and if the number of shares of Registrable Securities to be included in such registration was previously reduced as a result of marketing factors, the Company shall then offer to all persons who have retained the right to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among the persons requesting additional inclusion in accordance with Section 1.10. hereof.

         1.4 EXPENSES OF REGISTRATION. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to
Section 1.3 hereof shall be borne by the Company. All Selling Expenses relating to securities so registered shall be borne by the holders of such securities pro rata on the basis of the number of shares of securities so registered on their behalf.

         1.5 REGISTRATION PROCEDURES. In the case of each registration effected by the Company pursuant to Section 1.3 hereof, the Company will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will use its best efforts to:

                 (a) keep such registration effective for a period of one hundred twenty (120) days or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs;

                 (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

                 (c) furnish such number of prospectuses and other documents incident thereto, including any amendment of or supplement to the prospectus, as a Holder from time to time may reasonably request;

                 (d) notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and at the request of any such Holder, prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing; provided, however, the Company shall not be obligated to prepare and furnish any such prospectus supplements or amendments relating to any material nonpublic information at any such time as the Board of Directors of the Company has determined that, for good business reasons, the disclosure of such material nonpublic information at that time is contrary to the best interests of the Company in the circumstances and is not otherwise required under applicable law (including applicable securities laws);

          (e) cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange and/or included in any national quotation system on which similar securities issued by the Company are then listed or included;

          (f) provide a transfer agent and registrar for all Registrable Securities registered pursuant to such registration statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration; and

          (g) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months, but not more than eighteen months, beginning with the first month after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

         1.6     INDEMNIFICATION.

          (a) The Company will indemnify each Holder, each of its officers, directors and partners, legal counsel, and accountants and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification, or compliance has been effected pursuant to this Section 1, and each underwriter, if any, and each person who controls within the meaning of Section 15 of the Securities Act any underwriter, against all expenses, claims, losses, damages, and liabilities (or actions, proceedings, or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular, or other document (including any related registration statement, notification, or the like) incident to any such registration, qualification, or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company or relating to action or inaction required of the Company in connection with any such registration, qualification, or compliance, and will reimburse each such Holder, each of its officers, directors, partners, legal counsel, and accountants and each person controlling such Holder, each such underwriter, and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability, or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability, or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such Holder or underwriter and stated to be specifically for use therein. It is agreed that the indemnity agreement contained in this Section 1.6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld).

          (b) Each Holder will, if Registrable Securities held by him are included in the securities as to which such registration, qualification, or compliance is being effected, indemnify the Company, each of its directors, officers, partners, legal counsel, and accountants and each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of
Section 15 of the Securities Act, each other such Holder and Other Stockholder, and each of their officers, direc-tors, and partners, and each person controlling such Holder or Other Stockholder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular, or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such Holders, Other Stockholders, directors, officers, partners, legal counsel, and accountants, persons, underwriters, or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action,, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein; provided, however, that the obligations of such Holder hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages, or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld) and (ii) that in no event shall any indemnity under this Section 1.6 exceed the gross proceeds from the offering received by such Holder.

                 (c)      Each party entitled to indemnification under this
Section 1.6 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 1, to the extent such failure is not prejudicial. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff of a release to such Indemnified Party from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

                 (d)      If the indemnification provided for in this Section
1.6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the conduct, statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

                 (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into by the Indemnifying Party and the Indemnified Party in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

     1.7 INFORMATION BY HOLDER. Each Holder of Registrable Securities shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification, or compliance referred to in this Section 1.

     1.8 RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the SEC that may permit the sale of the Restricted Securities to the public without registration, the Company agrees to use its best efforts to:

          (a) make and keep adequate public information regarding the Company available as those terms are understood and defined in Rule 144 under the Securities Act;

          (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

          (c) so long as a Holder owns any Restricted Securities, furnish to the Holder forthwith upon written request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing a Holder to sell any such securities without registration.

         1.9 DELAY OF REGISTRATION. No Holder shall have any right to take any action to restrain, enjoin, or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

         1.10 ALLOCATION OF REGISTRATION OPPORTUNITIES. In any circumstance in which all of the Registrable Securities and other shares of the Company with registration rights (the "Other

Shares") requested to be included in a registration on behalf of the Holders or Other Stockholders cannot be so included as a result of limitations of the aggregate number of shares of Registrable Securities and Other Shares that may be so included, the number of shares of Registrable Securities and Other Shares that may be so included shall be allocated among the Holders and Other Stockholders requesting inclusion of shares pro rata on the basis of the number of shares of Registrable Securities and Other Shares held by such Holders and Other Stockholders; provided, however, that such allocation shall not operate to reduce the aggregate number of Registrable Securities and Other Shares to be included in such registration, if any Holder or Other Stockholder does not request inclusion of the maximum number of shares of Registrable Securities and Other Shares allocated to him pursuant to the above-described procedure, the remaining portion of his allocation shall be reallocated among those requesting Holders and Other Stockholders whose allocations did not satisfy their requests pro rata on the basis of the number of shares of Registrable Securities and Other Shares which would be held by such Holders and Other Stockholders, assuming conversion, and this procedure shall be repeated until all of the shares of Registrable Securities and Other Shares which may be included in the registration on behalf of the Holders and Other Stockholders have been so allocated.

2.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE
         SELLERS

     2.1 REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Sellers as follows:

                 (a) The execution, delivery and performance of this Agreement by the Company have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the Articles of Incorporation or Bylaws of the Company, or any provision of any material indenture, agreement or other instrument to which it or any of its properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such material indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Company.

                 (b) This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency and other similar laws affecting the enforceability of creditors' rights generally, general equitable principles, the discretion of courts in granting equitable remedies and public policy considerations.

         2.2 REPRESENTATIONS AND WARRANTIES OF THE SELLERS. The Sellers (jointly and severally) represent and warrant to the Company as follows:

                 (a) The execution, delivery and performance of this Agreement by the Sellers will not violate any provision of law, any order of any court or any agency or government, or any provision of any material indenture or agreement or other instrument to which they or any of their respective properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such material indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge, or encumbrance of any nature whatsoever upon any of the properties or assets of the Sellers.

                 (b) This Agreement has been duly executed and delivered by the Sellers and constitutes the legal, valid and binding obligation of the Sellers, enforceable against the Sellers in accordance with its terms, subject to applicable bankruptcy, insolvency and other similar laws affecting the enforceability of creditors' rights generally, general equitable principles, the discretion of courts in granting equitable remedies and public policy considerations.

3.       MISCELLANEOUS

         3.1 GOVERNING LAW. This Agreement shall be governed in all respects by the laws of the State of Georgia, as if entered into by and between Georgia residents exclusively for performance entirely within Georgia.

         3.2 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

         3.3 ENTIRE AGREEMENT; AMENDMENT; WAIVER. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject hereof and thereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated, except by a written instrument signed by the Company and the Holders of at least fifty-one percent (51%) of the Registrable Securities and any such amendment, waiver, discharge or termination shall be binding on all the Holders, but in no event shall the obligation of any Holder hereunder be materially increased, except upon the written consent of such Holder.

         3.4 NOTICES, ETC. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by United States first-class mail, postage prepaid, or delivered personally by hand or nationally recognized courier addressed (a) if to a Holder, as indicated in the stock records of the Company or at such other address as such Holder shall have furnished to the Company in writing, or (b) if to the Company, at 945 E. Paces Ferry Road, Suite 2240, Atlanta, Georgia 30326, or at such other address as the Company shall have furnished to each Holder in writing, together with a copy to Rogers & Hardin, 2700 International Tower, 229 Peachtree Street, Atlanta, Georgia 30303, Attn: Steven E. Fox, Esq.

All such notices and other written communications shall be effective on the date of mailing or delivery.

         3.5 DELAYS OR OMISSIONS. No delay or omission to exercise any right, power or remedy accruing to any Holder, upon any breach or default of the Company under this Agreement shall impair any such right, power or remedy of such Holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default therefore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Holder of any breach or default under this Agreement or any waiver on the part of any Holder of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any Holder, shall be cumulative and not alternative.

         3.6 RIGHTS; SEVERABILITY. Unless otherwise expressly provided herein, a Holder's rights hereunder are several rights, not rights jointly held with any of the other Holders. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         3.7 INFORMATION CONFIDENTIAL. Each Holder acknowledges that the information received by them pursuant hereto may be confidential and for its use only, and it will not use such confidential information in violation of the Exchange Act or reproduce, disclose or disseminate such information to any other person (other than its employees or agents having a need to know the contents of such information, and its attorneys), except in connection with the exercise of rights under this Agreement, unless the Company has made such information available to the public generally or such Holder is required to disclose such information by a governmental body.

         3.8 TITLES AND SUBTITLES. The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

         3.9 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         3.10 JURISDICTION. Any action, suit or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought against any of the parties in the United States District Court for the Northern District of Georgia, or any state court sitting in the City of Atlanta, Georgia, and each of the parties hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts) in any such suit, action or proceeding and waives any objection to venue laid therein. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the State of Georgia, without limiting the foregoing, each of the parties hereto agrees that service of process upon such party at the address referred to in Section 3.4, together with written notice of such service to such party, shall be deemed effective service of process upon such party.

         IN WITNESS WHEREOF, the parties hereto have duly executed and sealed this Agreement or have caused this Agreement to be duly executed under seal on its behalf by an officer or representative thereto duly authorized, all as of the date first above written.



                                             -----------------------------------
                                             THOMAS R. CANHAM



                                             -----------------------------------
                                             BRIAN A. SCHUCHMAN



                                             -----------------------------------
                                             JOHN T. SIMON




                                             WORLD ACCESS, INC.



                                             By:
                                                --------------------------------
                                                Its:
                                                    ----------------------------


                                             Attest:
                                                    ----------------------------
                                                Its:
                                                    ----------------------------

                                                        [CORPORATE SEAL]

                                                                     EXHIBIT 6.5


                            TAX REPORTING AGREEMENT


         THIS TAX REPORTING AGREEMENT (the "Agreement"), dated as of March 27, 1997, is made by and among CELLULAR INFRASTRUCTURE SUPPLY, INC., a Nevada corporation ("CIS"), THOMAS R. CANHAM, an individual resident of the State of Illinois, BRIAN A. SCHUCHMAN, an individual resident of the State of Illinois, and JOHN T. SIMON, an individual resident of the State of New Jersey (collectively, the "Stockholders"), WORLD ACCESS, INC., a Delaware corporation ("World Access"), and CIS ACQUISITION CORP., a Delaware corporation ("Merger Sub").


                                 WITNESSETH:

         WHEREAS, the parties hereto are parties to that certain Agreement and Plan of Merger, dated as of March 27, 1997 (the "Merger Agreement"), pursuant to which CIS has been merged with and into Merger Sub (the "Merger");

         WHEREAS, CIS, prior to the Merger, was an "S corporation" under Subchapter S of the Internal Revenue Code of 1986, as amended (the "Code"), and the equivalent provisions of the applicable state income tax statutes;

         WHEREAS, the Merger will be treated as a tax-free reorganization for federal and state income tax purposes; and

         WHEREAS, pursuant to the terms of the Merger Agreement and as a condition precedent to the obligations of the parties under the Merger Agreement, the parties hereto have reached certain agreements concerning the filing of the CIS income tax returns and the reporting of the Merger by the parties for federal and state income tax purposes as set forth in detail herein;

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

         1.      DEFINITIONS.

                 (a) Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

                 (b) "1996 Tax Year" means the taxable year of CIS beginning January 1, 1996 and ending on (and including) December 31, 1996 (the "Effective Time").

         2.      FILING OF INCOME TAX RETURNS OF THE CIS; TAX AND OTHER
                 MATTERS.

                 (a) CIS has filed its federal income tax return and all applicable state income tax returns for the taxable year ended December 31, 1995. Subject to the procedures required by this Agreement, the Stockholders shall be responsible for the timely preparation and filing of the federal income tax return (including any amended return) of CIS for its 1996 Tax Year and for the filing of the state income tax return (including any amended return) of CIS for the 1996 Tax Year in each state in which it is required to file a return (collectively, the "S Corporation Returns"). The Stockholders shall be solely responsible for paying all taxes (including any interest and penalties) imposed with respect to the income reported on the S Corporation Returns. The S Corporation Returns shall be prepared by the accounting firm previously employed by CIS for the preparation of their federal and state income tax returns (the "CIS Accounting Firm") and reviewed by the chief financial officer of Merger Sub, and shall be prepared in a manner consistent with Paragraph 3 of this Agreement. All fees and expenses of the CIS Accounting Firm attributable to the preparation of the S Corporation Returns for the 1996 Tax Year shall be paid by the Stockholders. CIS will file the S Corporation Returns in a manner consistent with its election to be treated as an S corporation for federal and state income tax purposes. The Stockholders shall take no position on such returns that would adversely affect World Access or Merger Sub without the prior written consent of World Access.

                 (b) Subject to the specific requirements of this Agreement concerning tax reporting and other procedures, the Stockholders shall at their own expense have the sole right and authority to initiate, deal with, handle, and/or resolve any audit, determination request, controversy, or administrative or judicial proceeding with any tax authority involving any state, federal or local tax issue, liability, return (including amended return) or claim for refund (collectively, "tax proceedings") pertaining to CIS for any tax period of CIS ending on or before the Effective Time with respect to which the Stockholders have responsibility for tax payments under this Agreement or the Merger Agreement. The Stockholders shall promptly inform World Access of the commencement of tax proceedings and any issues considered therein and shall allow World Access and its counsel an opportunity to participate in such tax proceedings at the expense of World Access. World Access shall provide, and shall cause Merger Sub to provide, such cooperation, information and assistance (including the execution and filing of such amended returns, determination requests, claims for refund, protests, petitions or pleadings) as the Stockholders shall reasonably request with respect to any such tax proceeding. The Stockholders shall not settle any tax proceeding in a manner that would adversely affect World Access or Merger Sub without the prior written consent of World Access.

                 (c) In the event the Stockholders shall desire to amend any federal, state or local income tax return of CIS relating to periods prior to January 1, 1997, whether or not as a result of tax proceedings, the Stockholders shall allow World Access an opportunity to review and comment upon such amended return and shall take no position on such returns that would adversely affect World Access or Merger Sub without the prior written consent of World Access.

                 (d) Merger Sub shall be responsible for paying all taxes (including interest and penalties) imposed on CIS, the Stockholders or the Merger Sub after the Effective Time.

                 (e) World Access shall include in its consolidated results of operations all of the income attributable to CIS or its successors after the Effective Time.

         3. REPORTING OF THE MERGER FOR INCOME TAX PURPOSES. The parties shall report the Merger for federal and state income tax purposes as a reorganization under the provisions of sections 368(a)(1)(A) and 368(a)(2)(D) of the Code.

         4.      JURISDICTION, FORUM AND SPECIFIC PERFORMANCE.

                 (a) The provisions of Section 9.6 of the Merger Agreement shall apply to any action, suit or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement.

                 (b) To the extent that any party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, such party hereby irrevocably waives such immunity in respect of its obligations with respect to this Agreement.

                 (c) The parties hereto each acknowledge that the rights of each party hereunder are special, unique and of extraordinary character, and that, in the event that any party violates or fails or refuses to perform any covenant or agreement made by it herein, the non-breaching party may be without an adequate remedy at law. The parties each agree, therefore, that in the event that any party violates or fails or refuses to perform any covenant or agreement made by such party herein, the non-breaching party or parties may, subject to the terms of this Agreement and in addition to any remedies at law for damages or other relief, institute and prosecute an action in any court of competent jurisdiction to enforce specific performance of such covenant or agreement or seek any other equitable relief.

         5. REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS. The Stockholders (jointly and severally) hereby represent and warrant to each other party hereto that:

                 (a) this Agreement has been duly authorized, executed and delivered by the Stockholders and constitutes the valid and binding agreement of the Stockholders, enforceable against them in accordance with its terms, subject to applicable bankruptcy, insolvency and other similar laws affecting the enforcement of creditors rights generally, general equitable principles and the discretion of courts in granting equitable remedies; and

                 (b) the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not, with the passing of time or the giving of notice or both, violate or conflict with, constitute a breach of or default under, result in the loss of any material benefit under, or permit the acceleration of or entitle any party to accelerate any obligation under or pursuant to any material mortgage, lien, lease, agreement, instrument, order, arbitration award, judgment or decree to which the Stockholders are a party or by which the Stockholders or any of their assets is bound.

         6. REPRESENTATIONS AND WARRANTIES OF WORLD ACCESS. World Access hereby represents and warrants to each other party hereto that:

                 (a) this Agreement has been duly authorized, executed and delivered by World Access, and constitutes the valid and binding agreement of World Access, enforceable against World Access in accordance with its terms, subject to applicable bankruptcy, insolvency and other similar laws affecting the enforcement of creditors rights generally, general equitable principles and the discretion of courts in granting equitable remedies; and

                 (b) the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not, with the passing of time or the giving of notice or both, violate or conflict with, constitute a breach of or default under, result in the loss of any material benefit under, or permit the acceleration of or entitle any party to accelerate any obligation under or pursuant to any material mortgage, lien, lease, agreement, instrument, order, arbitration award, judgment or decree to which World Access is a party or by which it or any of its assets are bound.

         7. REPRESENTATIONS AND WARRANTIES OF MERGER SUB. Merger Sub hereby represents and warrants to each other party hereto that:

                 (a) this Agreement has been duly authorized, executed and delivered by Merger Sub, and constitutes the valid and binding agreement of Merger Sub, enforceable against Merger Sub in accordance with its terms, subject to applicable bankruptcy, insolvency and other similar laws affecting the enforcement of creditors rights generally, general equitable principles and the discretion of courts in granting equitable remedies; and

                 (b) the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not, with the passing of time or the giving of notice or both, violate or conflict with, constitute a breach of or default under, result in the loss of any material benefit under, or permit the acceleration of or entitle any party to accelerate any obligation under or pursuant to any material mortgage, lien, lease, agreement, instrument, order, arbitration award, judgment or decree to which Merger Sub is a party or by which it or any of its assets are bound.

         8. INDEMNIFICATION. World Access will indemnify the Stockholders against all taxes, expenses, claims, losses, damages, and liabilities (or actions, proceedings, or settlements in respect thereof) arising out of or based on any assessment, levy or other tax imposed on CIS or the Stockholders or any tax proceedings pertaining to CIS or the Merger Sub for any tax period thereof ending after the Effective Time and for any other claim, liability or obligation associated with or arising out of the financial reporting of the Merger by World Access and will reimburse the Stockholders for any legal and any other expenses reasonably incurred by them in connection with investigating and defending or settling any such claim, loss, damage, liability, or action. It is agreed that the indemnity agreement contained in this Section 8 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of World Access (which consent has not been unreasonably withheld). The Stockholders shall give notice to World Access promptly after they have actual knowledge of any claim as to which indemnity may be sought under this Section 8, and shall permit World Access to assume the defense of such claim or any litigation resulting therefrom, provided that the Stockholders may participate in such defense at their own expense, and provided further that the failure of the Stockholders to give notice as provided herein shall not relieve World Access of its obligations under this Section 8, to the extent such failure is not prejudicial. World Access shall not, in the defense of any such claim or litigation, except with the consent of each of the Stockholders, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff of a release to the Stockholders from all liability in respect to such claim or litigation. Each of the Stockholders shall furnish such information regarding itself or the claim in question as World Access may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

         9. NOTICES. The provisions of Section 9.1 of the Merger Agreement shall apply to this Agreement.

         10. MISCELLANEOUS. Nothing in this Agreement is intended to or shall confer upon anyone other than the parties hereto any legal or equitable right, remedy or claim. This Agreement shall be governed by, and its provisions construed in accordance with, the laws of the State of Georgia (without reference to Georgia's choice of law rules) applicable to contracts made and to be wholly performed within such state and may be modified only in writing signed by each of the parties hereto. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, and all such counterparts shall constitute one and the same instrument. Paragraph headings contained in this Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of any term or provision hereof.

         11. SEVERABILITY. If any provision of this Agreement or the application of any such provision to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof.





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

         IN WITNESS WHEREOF, each of the Stockholders has duly executed and delivered this Agreement, and World Access, Merger Sub and CIS have each caused this Agreement to be duly executed under seal and delivered on its behalf by an officer or representative thereto duly authorized, all as of the date first above written.




                                           -------------------------------------
                                           THOMAS R. CANHAM



                                           -------------------------------------
                                           BRIAN A. SCHUCHMAN



                                           -------------------------------------
                                           JOHN T. SIMON



                                           CELLULAR INFRASTRUCTURE SUPPLY, INC.



                                           By:
                                              ----------------------------------
                                              Its:
                                                  ------------------------------


                                           Attest:
                                                  ------------------------------
                                              Its:
                                                  ------------------------------

                                              [CORPORATE SEAL]


                      [SIGNATURES CONTINUED ON NEXT PAGE]





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

                   [SIGNATURES CONTINUED FROM PREVIOUS PAGE]


                                           WORLD ACCESS, INC.



                                           By:
                                              ----------------------------------
                                                  Its:
                                                      --------------------------

                                           Attest:
                                                  ------------------------------
                                                  Its:
                                                      --------------------------

                                                  [CORPORATE SEAL]



                                           CIS ACQUISITION CORP.



                                           By:
                                              ----------------------------------
                                                Its:
                                                    ----------------------------

                                           Attest:
                                                  ------------------------------
                                                  Its:
                                                      --------------------------

                                                  [CORPORATE SEAL]






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